UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒           Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DEL FRISCO’S RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DEL FRISCO’S RESTAURANT GROUP, INC.
2900 Ranch Trail
Irving, Texas 75063
April 16, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. The Annual Meeting will be held on Thursday, May 30, 2019, at 9:00 a.m., local time, at the Del Frisco’s Double Eagle located at 2323 Olive St., Dallas, Texas 75201.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.
In addition to the Proxy Statement you should have also received a copy of our 2018 Annual Report, which we encourage you to read. It includes information about our operations as well as our audited, consolidated financial statements. You can also access a copy of our 2018 Annual Report on the Company’s website at www.dfrg.com.
Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction card. In some instances, you may also be able to vote your shares on the Internet. See “About the Annual Meeting — How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card or voting on the Internet does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Norman J. Abdallah
President and Chief Executive Officer

DEL FRISCO’S RESTAURANT GROUP, INC.
2900 Ranch Trail,
Irving, TX 75063

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on May 30, 2019
The Proxy Statement and accompanying 2018 Annual Report to Stockholders are available at investor.dfrg.com/investor-home/financials/annual-reports/default.aspx

TIME AND DATE	9:00 a.m., local time, on Thursday, May 30, 2019

LOCATION	Del Frisco’s Double Eagle 2323 Olive St. Dallas, TX 75201

ITEMS OF BUSINESS	1. To elect one Class I director named in this Proxy Statement to hold office until the 2022 annual meeting;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 25, 2018, as set forth in this Proxy Statement; and

4. To approve the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan.

Stockholders will also act upon such other matters as may properly come before the Annual Meeting.

RECORD DATE	The stockholders of record at the close of business on April 1, 2019, will be entitled to notice of and vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in this Proxy Statement.

DEL FRISCO’S RESTAURANT GROUP, INC.
2900 Ranch Trail,
Irving, TX 75063

PROXY STATEMENT
We are providing these proxy materials in connection with the 2019 Annual Meeting of Stockholders of Del Frisco’s Restaurant Group, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and the Company’s 2018 Annual Report were first mailed to stockholders on or about April 16, 2019. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully. Unless the context otherwise indicates, references to “Del Frisco’s Restaurant Group,” “our company,” “the Company,” “us,” “we” and “our” refer to Del Frisco’s Restaurant Group, Inc. and its consolidated subsidiaries.
ABOUT THE ANNUAL MEETING
Who is soliciting my vote?
The Board of Directors of the Company is soliciting your vote in connection with the 2019 Annual Meeting of Stockholders.
What is the purpose of the Annual Meeting?
The meeting will be the Company’s Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of one Class I director named in this Proxy Statement to hold office until the 2022 annual meeting;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	Approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 25, 2018, as set forth in this Proxy Statement; and

4.	Approval of the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan.
Stockholders will also act upon any other business that may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote?
The Board of Directors recommends a vote:

1.	For the election of Ian R. Carter as a Class I director to hold office until the 2022 annual meeting;

2.	For the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	For the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 25, 2018, as set forth in this Proxy Statement; and

4.	For the approval of the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan.
Who is entitled to vote at the Annual Meeting?
The Board of Directors set April 1, 2019 as the record date for the Annual Meeting, or the Record Date. All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

Who is entitled to attend the Annual Meeting?
Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the Annual Meeting. Stockholders with evidence of stock ownership as of the Record Date may be accompanied by one guest. Photo identification will be required (e.g., a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date.
Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.
How many votes can be cast by stockholders?
Each share of common stock is entitled to one vote. There is no cumulative voting. There were 33,416,324 shares of common stock outstanding and entitled to vote as of April 1, 2019.
How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person or a proxy card or voting instruction card has been properly submitted by you or on your behalf or, if applicable, you have voted your shares on the Internet. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.
How many votes are required to elect the director nominee and approve the other proposals?
Directors are elected by a plurality of the votes cast. This means that the individual nominated for election to the Board of Directors who receives the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the director election.
The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote. Abstentions have the same effect as a vote against the proposal. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers and the approval of the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan each require the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote. Abstentions have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the proposals.
How do I vote by proxy?
You can vote your shares by completing and returning the proxy card or voting instruction card accompanying this Proxy Statement. In some instances, you may also be able to vote your shares on the Internet. Please see your proxy card or voting instruction card for more information on how to vote by proxy.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you return your signed proxy card or voting instruction card in the enclosed envelope or vote on the Internet but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card or by Internet vote, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card or, if applicable, vote your shares on the Internet, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, brokers do not have the discretion to vote on the uncontested election of directors or on advisory votes with respect to executive compensation matters. It is therefore important that you provide instructions to your broker if your shares are held by a broker or other nominee so that your shares will be voted at the Annual Meeting.
Who pays for the proxy solicitation and how will the Company solicit votes?
The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement or, if applicable, vote your shares on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or, if applicable, by voting again on the Internet, or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will be asked to elect one director to serve on the Board of Directors. The Company’s Certificate of Incorporation divides the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of directors in Classes I, II and III presently end at the annual meetings in 2019, 2020 and 2021, respectively.
The Board of Directors has nominated Ian R. Carter for election as a Class I director for a three-year term expiring at the 2022 annual meeting.
When elected, a director serves until his or her successor has been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction card, or, if applicable, vote your shares on the internet, your shares will be voted for the election of the nominee recommended by the Board of Directors unless you choose to abstain or withhold your vote.
If the nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any reason the nominee will be unable to or will not serve as a director. Please see “The Board of Directors and Its Committees” below for information about the nominee and the current members of the Board of Directors, their business experience and other pertinent information.
Directors are elected by a plurality of the votes cast.

The Board of Directors unanimously recommends that you vote FOR Ian R. Carter as a Class I director

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.
The Board is asking stockholders to ratify the Audit Committee’s selection of KPMG LLP, or KPMG, as our independent registered public accountants for the fiscal year ending December 31, 2019. KPMG has served as our independent registered public accountants since 2014. The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent auditors is in the best interests of the Company. The Audit Committee carefully considered the selection of KPMG as our independent auditors.
The Company has been advised by KPMG that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. The Company has also been advised that representatives of KPMG will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Board is not required to seek the ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may, nonetheless, retain KPMG as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote is necessary to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2019

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve, on an advisory basis, the compensation paid to our Named Executive Officers, or NEOs, as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement and the compensation tables and narrative discussion that follow such section.
Although this vote is not binding on our company, it will provide information to the Compensation Committee of our Board of Directors regarding investor views about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation in the future.
In connection with this proposal, you are encouraged to carefully review the Compensation Discussion and Analysis section as well as the information contained in the executive compensation tables and accompanying narrative discussion in this Proxy Statement. The Compensation Committee believes our executive compensation program is reasonable and aligned with stockholder interests.
Our stockholders are being asked to approve, by non-binding, advisory vote, the following resolution relating to the compensation of our Named Executive Officers as reported in this Proxy Statement:
“RESOLVED, that the stockholders of Del Frisco’s Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders”.
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote is necessary to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 25, 2018.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

PROPOSAL NO. 4 — APPROVAL OF 2019 LONG-TERM EQUITY INCENTIVE PLAN
We have adopted the Del Frisco’s Restaurant Group 2019 Long-Term Equity Incentive Plan (the “2019 Plan”), which will become effective (if at all) on the date of its approval by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements Section 422 of the Code and applicable requirements under the NASDAQ rules (the “Stockholder Approval Date”). The 2019 Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2019 Plan. The purpose of the 2019 Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.
Summary of the 2019 Plan
Set forth below is a summary of the material terms of the 2019 Plan. For further information about the 2019 Plan, we refer you to the complete copy of the 2019 Plan which is filed with this Proxy Statement as Appendix A.
Administration
The 2019 Plan will be administered by the Compensation Committee of our board of directors. Among the Compensation Committee’s powers is to select persons to participate in the 2019 Plan; determine the form and substance of awards made under the 2019 Plan to each participant, and the conditions and restrictions, if any, subject to which such awards will be made; certify that the conditions and restrictions applicable to any grant have been met; modify the terms of awards made under the 2019 Plan; interpret the 2019 Plan and awards made thereunder; and adopt, amend or rescind such rules and regulations, and make such other determinations, for carrying out the 2019 Plan as it may deem appropriate.
Available Shares
Subject to certain permissible adjustments as described in the following sentence, the aggregate number of shares of common stock which may be issued or used for reference purposes under the 2019 Plan, or with respect to which awards may be granted, may not exceed 1,950,000 shares, plus any shares that remain available for issuance under the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”) as of the date on which the 2019 Plan was adopted. The aggregate number of shares available for issuance under the 2019 Plan may be subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, extraordinary cash dividend or any other change in the corporate structure or shares of the Company. In the event of any of these occurrences, the Compensation Committee may make any adjustments it deems appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the 2019 Plan or covered by grants previously made under the 2019 Plan. The shares available for issuance under the 2019 Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury.
In general, if awards under the 2019 Plan or the 2012 Plan expire, terminate unexercised, become unexercisable or are forfeited, the shares covered by such awards may again be available for the grant of awards under the 2019 Plan. If any award under the 2019 Plan or the 2012 Plan is cash-settled for any reason, the number of such cash-settled shares will again be available for awards under the 2019 Plan. The following shares will not again be available for awards under the 2019 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of a stock option under the 2019 Plan, (ii) shares tendered by a participant or withheld by us to satisfy any tax withholding obligations with respect to any award under the 2019 Plan, (iii) shares subject to a stock appreciation right under the 2019 Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2019 Plan.
The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all types of awards granted under the Plan to any individual non-employee director in any calendar year (excluding awards made in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards), together with all other cash compensation paid by the Company to such non-employee director for such calendar year, may not exceed $300,000.
Eligibility for Participation
Independent non-employee members of our board of directors, as well as officers and employees of, and consultants to, us or any of our subsidiaries are eligible to receive awards under the 2019 Plan.

Award Agreement
Awards granted under the 2019 Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change in control or conditions regarding the participant’s employment, as determined by the Compensation Committee.
Minimum Vesting Requirement
Each award granted under the 2019 Plan will be subject to a minimum vesting period of at least one year commencing from the date of grant or, for any participant who is a “non-employee director” (within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act), if earlier, the next annual meeting of our board of directors, so long as the period between such meetings is not less than 50 weeks; provided, that (i) up to 5% of the aggregate number of shares available for issuance under the 2019 Plan may be granted pursuant to the 2019 Plan without being subject to the foregoing restrictions (the “Exception Limit”); and (ii) any dividends or dividend equivalents issued in connection with any award granted at any time under the 2019 Plan shall not be subject to or counted for either such restriction or such Exception Limit. The Exception Limit shall be subject to adjustment consistent with the adjustment provisions and share usage rules of the 2019 Plan. The foregoing limitations will not prevent the Compensation Committee from accelerating the vesting of any award in accordance with any of the provisions set forth in the 2019 Plan upon the occurrence of a specific event, such as a termination of a grantee’s employment or service or a change in control or other corporate transaction.
Stock Options
The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of our common stock subject to each stock option, the term of each stock option, which may not exceed ten years (or five years in the case of an incentive stock option granted to a ten percent stockholder), the exercise price, the vesting schedule, if any, and the other material terms of each stock option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such stock options may be accelerated by the Compensation Committee.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights, which we refer to as SARs, either with a stock option, which we refer to as a Tandem SAR and which may be exercised only at such times and to the extent the related stock option is exercisable, or independent of a stock option, which we refer to as a Non-Tandem SAR. A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related stock option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR.
Restricted Stock
The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Payment of dividends, if any, with respect to shares of restricted stock will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
Restricted Stock Units
The Compensation Committee may, subject to limitations under applicable law, make a grant of restricted stock units under the 2019 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such restricted stock units and/or a minimum vesting period.
Performance Awards
The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of common stock, based on the then current fair market value of such shares, as determined by the Compensation Committee.
Change in Control and Certain Transactions
In connection with any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a change in control (as defined in the 2019 Plan) is to occur, outstanding awards shall, on such terms as may be approved by the Compensation Committee prior to the event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash) equal to the intrinsic value of such award (with the intrinsic value of each award determined based on the value of the consideration received by holders of our common stock in connection with such event, less, in the case of stock options and SARs, the exercise price that would have been payable therefor), including, for the avoidance of doubt, any unvested portion. For purposes of determining the intrinsic value of a performance award, a participant shall earn the greater of (i) the portion of the performance award that the participant would have earned based on actual performance if the applicable performance cycle(s) had terminated as of the date of the event and performance achievement was measured at such time, and (ii) the portion of the performance award that the participant would have earned based on deemed achievement of the applicable performance goals at target levels. For the avoidance of doubt, the Compensation Committee may, in its sole discretion, cancel any outstanding stock option or SAR without payment of any consideration, if the consideration payable in respect of a share of our common stock in connection with the applicable event is equal to or less than the exercise price of the applicable award.
Upon termination of a participant’s employment without “cause” or due to his or her death or disability, in each case, within 24 months following a change in control in which awards are assumed, all of such participant’s outstanding awards will fully vest, and all of his or her stock options and SARs will exercisable for up to 90 days after the date of termination.
Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
Notwithstanding any other provision of the 2019 Plan, our board of directors or Compensation Committee may, at any time, amend any or all of the provisions of the 2019 Plan, or terminate it entirely; provided, however, that, no such amendment or termination may be effective without stockholder approval in such instances as would be required by law or regulation.
Transferability
Awards granted under the 2019 Plan generally are nontransferable, other than by will or the laws of descent and distribution or a qualified domestic relations order as defined by the Code.
No Repricing
An outstanding SAR or stock option may not be modified to reduce the exercise price thereof, a new SAR or stock option may not, at a lower price, be substituted for a surrendered SAR or stock option, and an outstanding SAR or stock option for which the exercise price is higher than the fair market value of such award may not be cancelled for cash or another award (other than adjustments or substitutions in accordance with the 2019 Plan), in each case, unless such action is approved by the stockholders of the Company.
Recoupment of Awards
The 2019 Plan provides that awards granted under the 2019 Plan are subject to any clawback as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement.

New 2019 Plan Benefits
Grants under the 2019 Plan will be made at the discretion of the Compensation Committee. The grants under the 2019 Plan are not yet determinable. The value of the awards granted under the 2019 Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.
Term
The 2019 Plan shall terminate at the earliest of: (i) such time as no shares remain available for issuance under the 2019 Plan, (ii) termination of the 2019 Plan by our board of directors, and (iii) the tenth anniversary of the Stockholder Approval Date. Any award outstanding under the 2019 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote is necessary to approve the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan.

The Board of Directors unanimously recommends that you vote FOR the approval of the Del Frisco’s Restaurant Group 2019 Long-Term Incentive Plan

THE BOARD OF DIRECTORS AND ITS COMMITTEES
The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors.
Nominees

Name and Experience	Age	Class
Ian R. Carter has served as a member of and Chairman of the Board of Directors since April 1, 2015. Mr. Carter has served as Executive Vice President and President, Development, Architecture and Construction for Hilton Worldwide, a global hospitality company, since October 2012, and previously oversaw Operations for Hilton Worldwide. He previously served as Chief Executive Officer of Hilton International Co. prior to its reacquisition by Hilton Worldwide in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group PLC, and is President of the Dame Maureen Thomas Foundation for Young People. He serves as Vice Chair on the Board of Advisors of Boston University School of Hospitality Administration and serves as a member of the Board of Directors for VISIT FLORIDA.

Mr. Carter’s extensive experience in business development across a wide range of industries allows him to provide insight to the Board of Directors regarding developing and implementing strategies for growing our business. In addition, Mr. Carter’s service as a chief executive officer of various other companies contributes valuable management experience to the Board’s collective knowledge.
	57	I

Continuing Directors

Name and Experience	Age	Class
Norman J. Abdallah has served as President and Chief Executive Officer since November 2016. Mr. Abdallah has served as a member of the Board since July 2012. Previously, Mr. Abdallah served as an Operating Partner for CIC Partners, a private equity firm, in the role of Chief Executive Officer of TM Restaurant Holdings LLC from September 2014 to September 2016 and Executive Chairman of Willie’s Grill & Icehouse Holdings LLC, a restaurant company, from September 2014 to October 2016. From December 2013 through September 2014, Mr. Abdallah served as Chief Executive Officer of Counter Concepts, LLC, a private equity firm. From May 2013 through December 2013, Mr. Abdallah served as interim Chief Executive Officer of Dinosaur Bar-B-Que, a restaurant company. Mr. Abdallah formerly served as the Chief Executive Officer of Romano’s Macaroni Grill, a restaurant company, from 2010 through April 2013. Prior to joining Romano’s Macaroni Grill, Mr. Abdallah served as Chief Executive Officer of Restaurants Unlimited Inc., a privately-held multi-concept restaurant company, from 2009 to 2010. Prior to joining Restaurants Unlimited, Mr. Abdallah served as the Chief Executive Officer and Co-Founder of Fired Up, Inc., the parent company of U.S.-based casual dining concept Carino’s Italian, from 1997 to 2008. Mr. Abdallah has served as a member of the Board of Directors of the National Restaurant Association since September 2017 and was a member of the Board of Directors of California Pizza Kitchen, Inc., a restaurant company, from 2011 to April 2013.
Mr. Abdallah brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with several national restaurant concepts. In addition, Mr. Abdallah’s service as a chief executive officer of various other restaurant holding companies contributes valuable management experience to the Board’s collective knowledge. Mr. Abdallah’s Board service also provides a direct open channel of communication between the Board and senior management.
	56	III
David B. Barr has served as a member of the Board of Directors since July 2012. Mr. Barr has been the Chairman of the Board of Directors of PMTD Restaurants LLC and its affiliates, a franchisee of KFC and Taco Bell, since 1998. In addition, Mr. Barr has served on the board of directors of Capriotti’s Sandwich Shops, Inc., a franchisor of sandwich shops, since 2016; BrightStar Group Holdings, Inc., a franchisor of home healthcare agencies, since 2013, TBC International LLC, a franchisor of fitness boxing clubs, since 2016, and Franworth, LLC, a franchise development company, since 2016. Previously, from 2008 to 2015, Mr. Barr was Chairman of the board of directors of Rita Restaurant Corp., the owner and operator of Don Pablo’s Mexican Restaurants and Hops Grill and Brewery. Additionally, Mr. Barr has served on the board of directors of Mrs. Fields Original Cookies, Inc., from 2007 to 2015, and Charles & Colvard Ltd., from 2011 to 2015, and was Chairman of the board of directors of Samuels Jewelers, Inc. from 2000 to 2006. From 1994 to 1998, Mr. Barr served as the Chief Financial Officer and then Chief Executive Officer of the Great American Cookie Company, a franchisor and operator of cookie stores. Mr. Barr began his career with Price Waterhouse in 1986 where he worked until 1991 when he left to join the finance department of Pizza Hut, Inc. Mr. Barr was a licensed certified public accountant in the State of Georgia and a member of the American Institute of Certified Public Accountants from 1991 to 2003. Mr. Barr currently is the Chairman of the board of directors of the International Franchise Association and sits on the advisory board of the McIntire School of Commerce at the University of Virginia.
Mr. Barr brings extensive knowledge of the restaurant industry to the Board of Directors from his experience with a number of restaurant and retail concepts. His board service for various companies, including as chairman, provides valuable insight to the Board regarding the dynamics and interactions of a board of directors. Mr. Barr’s financial background assists the Board in understanding their responsibilities for our public company reporting of financial information.
	55	II
Pauline J. Brown has served as a member of our Board of Directors since April 2017. Currently Ms. Brown is writing a business book to be published by Harper Collins in the fall of 2019, and hosts a weekly talk show on SiriusXM, called “Tastemakers." From January 2016 to June 2017, Ms. Brown was a Senior Lecturer at Harvard Business School. Prior to Harvard, she served as the Chairman of North America for LVMH Moët Hennessy Louis Vuitton SE, a European multinational luxury goods conglomerate, where she worked from January 2013 through June 2015. From 2010 to 2013, Ms. Brown served as an independent advisor to owners and investors in consumer brands. Ms. Brown also formerly served as Managing Director, Consumer and Retail, to The Carlyle Group, Senior Vice President, Corporate Strategy and Global Business Development to Avon Products, Inc., Vice President, Corporate Strategy and New Business Development to Estée Lauder Companies and was a Management Consultant with Bain & Company.
Ms. Brown brings extensive knowledge of the upscale and luxury consumer to the Board of Directors from her experience with several high-end retail concepts. Ms. Brown’s strategic and business development experience across a wide range of consumer brands allows her to provide insight regarding developing and implementing strategies for growing our business, both domestically and internationally. Ms. Brown’s extensive executive experience also provides the Board with meaningful insight regarding the day-to-day challenges management faces.
	52	II

William Lamar, Jr. has served as a member of our Board of Directors since December 2013. Since 2008, Mr. Lamar has served as President of WBAL, LLC, a management and marketing consulting company, following his retirement from his position as Chief Marketing Officer of McDonald’s USA in 2008. In 24 years with McDonald’s, he held various roles including Regional Vice President and General Manager. Prior to joining McDonald’s, Mr. Lamar was a Vice President of Burrell Advertising. Mr. Lamar is a member of the Board of Directors of SionicMobile and Chairman of the 100 Black Men of Atlanta, Inc.
Mr. Lamar brings extensive knowledge of the restaurant industry to the Board of Directors from his experience in various roles within McDonald’s USA. Mr. Lamar’s marketing and consumer analysis background also provides valuable management experience to the Board’s collective knowledge.
65	II
Joseph E. Reece has served as a member of our Board of Directors since February 2019. Mr. Reece is a member of the Board of Directors of Boxwood Merger Corporation, where he serves as a Chair of the Audit Committee, Compass Minerals International, Inc. where he is a member of the Audit Committee and the Nominating/Corporate Governance Committees, and RumbleOn, Inc, where he is a member of the Compensation and Audit Committees. From 2015 to 2017, Mr. Reece was a member of the Board of Directors of CST Brands, Inc., where he was a Chair of the Special Committee and a member of the Executive Committee and LSB Industries, Inc., where he was a Chair of the Special Committee and member of the Audit Committee. Mr. Reece is the Founder and Chief Executive Officer of Helena Capital. From 2017 to 2018 Mr. Reece was Head of the Investment Bank for the Americas for UBS Group AG. Prior to that, from 1997 to 2015 Mr. Reece was with Credit Suisse, including most recently as Global Head of Equity Capital Markets. From 1993 to 1997, Mr. Reece practiced law with Skadden, Arps, Slate, Meagher & Flom LLP in Los Angeles in the Corporate Practice Group. Prior to that, from 1992 to 1993, Mr. Reece was with Steich Lang in the Corporate Practice Group. Mr. Reece began his career at the United States Securities and Exchange Commission, where he served as Special Counsel from 1987 to 1992. Mr. Reece is a graduate of Georgetown University Law Center and the University of Akron.
Mr. Reece brings over 30 years of experience advising public and private corporations, boards, financial sponsors and institutional investors on strategy, financing, and mergers and acquisitions to the Board of Directors from his extensive experience in the real estate, consumer and retail, energy, technology, media, healthcare, financial services and industrial sectors.
57	I
Meetings of the Board of Directors
The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held five meetings in fiscal 2018. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during the year. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders absent unusual circumstances. One director attended the 2018 annual meeting of stockholders.
Director Compensation
2018 Director Compensation
During 2018, we paid an annual retainer of $47,500 to each non-employee director for his or her services, with an additional $25,000 annual fee for service as the chairperson of the Board of Directors; $15,000 annual fee for service as the chairperson of the Audit Committee; $10,000 annual fee for service as chairperson of the Compensation Committee; and $7,500 annual fee for service as chairperson of the Nominating and Corporate Governance Committee. Additionally, non-employee directors may also be compensated for service on any Special Committees of the Board of Directors that may be formed from time-to-time. Each non-employee director received an equity grant valued at $75,000 in the form of restricted stock that will vest in full on the first anniversary of the grant date, subject to continued service on our Board of Directors through such date.
2019 Director Compensation
During 2018, each non-employee director also received fifty percent of his or her 2019 equity grant valued at $37,500 in the form of restricted stock that will vest in full on December 3, 2019, subject to continued service on our Board of Directors through such date.

Director Compensation Table
The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended December 25, 2018.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
David B. Barr	62,500	112,500	175,000
Pauline Brown	47,500	112,500	160,000
Ian R. Carter	72,500	112,500	185,000
Richard L. Davis	47,500	112,500	160,000
William Lamar, Jr.	65,000	112,500	177,500
Mark S. Mednansky(4)	47,500	75,000	122,500

(1)
These amounts in this column represent the annual retainer earned by each director as well as the directors’ respective fees for serving as chairpersons of the Board, or the Audit, Compensation, Nominating and Corporate Governance or Special Committee.

(2)
The amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 25, 2018.

(3)	During 2018, the Compensation Committee determined to grant each of our directors 50% of their 2019 annual equity awards, with the other 50% to be issued during 2019.

(4)	Mr. Mednansky resigned from our Board effective as of June 14, 2018.
Non-Employee Director Reimbursement Practice
We reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors. Directors who are also our employees receive no additional compensation for serving on our Board of Directors.

Additional Information with Respect to Director Equity Awards
The following table summarizes the outstanding equity awards held by our directors other than Norman J. Abdallah as of the end of fiscal 2018:

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)(2)
	Exercisable (#)	Unexercisable (#)
David B. Barr	18,000	—	$13.00	7/26/2022
	18,000	—	$21.26	7/26/2023
	—	—	—	—	4,918(3)	$31,524
					5,357(4)	$34,338
Pauline Brown					4,918(3)	$31,524
					5,357(4)	$34,338
Ian R. Carter	—	—	—	—	4,918(3)	$31,524
					5,357(4)	$34,338
Richard L. Davis	18,000	—	$13.00	7/26/2022
	18,000	—	$21.26	7/26/2023
	—	—	—	—	4,918(3)	$31,524
					5,357(4)	$34,338
William Lamar, Jr.	6,895	—	$20.84	8/5/2024
	—	—	—	—	4,918(3)	$31,524
					5,357(4)	$34,338
Mark S. Mednansky	100,000	—	$21.26
					7,622(5)	$48,857
					4,918(3)	$31,524

(1)
All options expire on the date that is the 10-year anniversary of the date of grant and vest in four equal installments on the first, second, third and fourth anniversaries of the grant date, except that Mr. Lamar’s grant vested in full on the one year anniversary of the grant date.

(2)	Market value calculated based on the closing price of the last business day in the fiscal year ending on December 25, 2018 of $6.41.

(3)
Represents restricted stock granted under the Company’s 2012 Long-Term Equity Incentive Plan on March 29, 2018. These shares of restricted stock vest in full on the one year anniversary of the grant date.

(4)
Represents restricted stock granted under the Company’s 2012 Long-Term Equity Incentive Plan on December 3, 2018. These shares of restricted stock vest in full on the one year anniversary of the grant date.

(5)
Represents restricted stock granted under the Company’s 2012 Long-Term Equity Incentive Plan on April 1, 2016 while serving as Chief Executive Officer of Del Frisco's Restaurant Group, Inc. Market value calculated based on the closing price of the last business day in the fiscal year ending on December 25, 2018 of $6.41. These shares of restricted stock vest in four installments on successive anniversaries of the grant date.

Director Independence
The Board of Directors has affirmatively determined that each of Messrs. Barr, Carter, Davis, Lamar and Reece and Ms. Brown is independent under the rules of the Nasdaq Global Select Market, or Nasdaq. Nasdaq’s definition of independence includes a series of objective tests, such as, for example, that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Board Leadership Structure
The Company’s Principles of Corporate Governance provide that the Board shall periodically evaluate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. Currently, the roles are separate and the Board is led by an independent non-executive Chairman, Mr. Ian Carter. The Board believes that having Mr. Carter serve as Chairman provides significant advantages to the Board, as it allows Mr. Abdallah to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. Our Principles of Corporate Governance, however, provide us with the flexibility to combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our Company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.
In addition, pursuant to the Company’s Principles of Corporate Governance, the independent directors may appoint an independent director to serve as the lead independent director.
The Board’s Role in Risk Oversight
The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.
While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance and the Company’s policy regarding related party transactions. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.
Committees of the Board of Directors
The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees is governed by a charter adopted by the Board of Directors. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties of supervising and governing the Company. The charters are available on the Company’s website at www.dfrg.com by following the links to “Investor Relations” and “Governance” or upon written request to the Company, as set forth under “Corporate Governance — Availability of Documents” below.
Audit Committee — The primary responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others and the system of internal controls established by management and the Board of Directors. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors.

The Audit Committee was comprised in 2018 of Messrs. Barr, Davis and Lamar, with Mr. Barr serving as chair.  In February 2019, Mr. Davis was replaced by Ms. Brown. The Board of Directors has determined that each of Messrs. Barr, Davis and Lamar and Ms. Brown is independent as defined under and required by the federal securities laws and the Nasdaq rules. The Board of Directors has determined that Mr. Barr qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee has or had the financial sophistication required under Nasdaq rules. The Audit Committee held four meetings in fiscal 2018.
Compensation Committee — The primary responsibility of the Compensation Committee is to periodically review and approve the compensation and other benefits for our employees, officers and independent directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations. The Compensation Committee also administers and has discretionary authority over the issuance of stock awards under the Company’s 2012 Long-Term Equity Incentive Plan, or the 2012 Plan. The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under the 2012 Plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of grants of stock option, restricted stock and other forms of stock-based compensation.
The Compensation Committee was comprised in 2018 of Messrs. Barr, Carter and Lamar and Ms. Brown, with Mr. Lamar serving as chair.  In February 2019, Mr. Carter was replaced by Mr. Joe Reece. The Board has determined that each of Messrs. Barr, Carter, Lamar and Reece and Ms. Brown is independent, as defined under and required by the federal securities laws and the Nasdaq rules. The Compensation Committee held four meetings in fiscal 2018.
Compensation Committee Interlocks and Insider Participation — During the last completed fiscal year, Messrs. Barr, Carter and Lamar and Ms. Brown served as members of our Compensation Committee. None of these directors or our executive officers currently serves or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors.
Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions. The Committee makes recommendations to the Board of Directors regarding director candidates and assists the Board of Directors in determining the composition of the Board and its Committees. The Nominating and Corporate Governance Committee was comprised in 2018 of Messrs. Barr, Davis and Lamar and Ms. Brown, with Mr. Lamar serving as chair.  In February 2019, Mr. Davis stopped serving on the Committee. The Board has determined that each of Messrs. Barr, Davis and Lamar and Ms. Brown is independent under Nasdaq rules. The Nominating and Corporate Governance Committee held three meetings in fiscal 2018.
Director Nomination Procedures
The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described above. For incumbent directors, the factors also include past performance on the Board of Directors and its committees. Additionally, our bylaws permit stockholders to nominate director candidates for consideration at the annual meeting of stockholders as discussed in greater detail under “Stockholders Proposals” below. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates nominated by stockholders as the one it uses to evaluate candidates it otherwise identifies.
Contacting the Board of Directors
You can contact the Board of Directors to provide comments, to report concerns, or to ask a question, at the following address: Corporate Secretary, Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063. You may submit your communication anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.
You may also communicate online with our Board of Directors as a group through our corporate webpage, www.dfrg.com, by following the links to “Investor Relations,” “Governance” and “Contact the Board.”
CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as various rules promulgated by the SEC and Nasdaq. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and committee performance evaluations.
Code of Ethics
In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors. The Code of Ethics, along with the Principles of Corporate Governance, serves as the foundation for the Company’s system of corporate governance. It provides guidance for maintaining ethical behavior, requires that directors and employees comply with applicable laws and regulations, prohibits conflicts of interest, and provides mechanisms for reporting violations of the Company’s policies and procedures.
In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to an officer or director requiring disclosure under SEC or Nasdaq rules, the Company will disclose such amendment or waiver and the reasons therefore within four business days of such event on its website at www.dfrg.com.
Availability of Documents
The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct, the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as the Company’s SEC filings are accessible by following the links to “Investor Relations” and “Governance” on the Company’s website at www.dfrg.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063, Attention: Investor Relations.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee hereby reports as follows:

1.
Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the consolidated financial statements, and the system of internal control over financial reporting.

2.
The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2018 Annual Report on Form 10-K.

3.
The Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG, the overall scope of and plans for its audit. The Audit Committee has met with KPMG, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB.

4.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

5.
Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2018 for filing with the SEC.

David B. Barr, Chair
Pauline J. Brown
William Lamar, Jr.

Audit Fees
Set forth below are the fees billed to the Company by its independent registered public accounting firm, KPMG, for the fiscal periods indicated.

	2018	2017
Audit fees	$1,452,180	$811,250
All other fees(1)	—	—
Total	$1,452,180	$811,250

(1)	All Other Fees - There were no audit-related, tax, or other fees incurred in 2018 and 2017.
Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; including the audit of the effectiveness of the Company's internal controls the financial reporting, the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, comfort letters, and reviews of documents filed with the SEC.
Pre-Approval Policies and Procedures
The Board of Directors has a written policy for the pre-approval of certain audit and non-audit services provided by the Company’s independent registered public accounting firm. The policy balances the need to ensure the independence of the Company’s independent registered public accounting firm while recognizing that in certain situations the Company’s independent registered public accounting firm may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis details our compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers who were serving as of the end of fiscal year 2018. We refer to this group of executive officers as our Named Executive Officers, or NEOs. For fiscal year 2018, our NEOs were:

•	Norman J Abdallah, President and Chief Executive Officer,

•	Neil H. Thomson, Chief Financial Officer,

•	Scott C. Smith, President, Double Eagle,

•	William S. Martens, Executive Vice President, Chief Development Officer; and

•	April L. Scopa, Executive Vice President, Chief People Officer.
The Company directly employs Mr. Abdallah, Mr. Thomson, Mr. Smith and Ms. Scopa. All of our other corporate-level employees, including Mr. Martens, are employed and compensated by Center Cut Hospitality, Inc. (CCH) or DFRG Management, LLC, which are direct, wholly-owned subsidiaries of the Company. Nevertheless, our Board of Directors has retained final oversight and responsibility with respect to the compensation provided to the employees of our subsidiaries and our Compensation Committee (which we refer to as the Committee in this Executive Compensation section) oversees and approves the compensation of all of our executive officers.
Compensation Philosophy and Compensation Setting Process
We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our compensation philosophy:

What We Do		What We Don’t Do
●	Performance-based equity incentives	●	No excessive executive perquisites
●	Performance-based annual incentive bonuses	●	No discounted stock options or option re-pricings
●	Independent compensation consultant engaged by our compensation committee	●	No hedging or pledging of stock ownership positions
●	Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions
Compensation Program Objectives and Elements
Our executive compensation program is designed to attract and retain talented individuals who can drive our success, motivate our executive officers to achieve our short-term and long-term financial and operational objectives, reward the achievement of such objectives, and align stockholder and management interests. In order to achieve these objectives, we establish compensation levels and elements that are competitive within the market in which we compete for talent, provide balanced incentives that encourage executives to achieve our goals without taking excessive risks, and grant a significant portion of overall compensation opportunities in the form of incentive based or equity arrangements.

During 2018, our executive compensation program included the following elements:

Element	Description	Objective
Base Salary	Fixed level of annual cash compensation	Provides a competitive level of base pay designed to attract and retain qualified executives
Annual Cash Incentives	Annual performance-based cash incentive payable in connection with the attainment of specified short-term financial performance objectives	Motivates executives to achieve short-term Company goals and rewards strong individual performance
Long-Term Equity Incentives
Grants of both time-based restricted stock units that vest in one-third increments on each of the first three anniversaries of the date of grant and performance-based restricted stock units that vest in full following the completion of a three-year performance period subject to the achievement of performance criteria tied to the Company’s stock price and return on invested capital
Motivates executives to achieve long-term Company goals; Aligns executive and stockholder interests; Promotes retention during vesting period
Other Benefits and Perquisites	Participation in welfare and retirement benefit programs consistent with those offered by other companies in our industry and limited automobile allowances	Provides competitive benefits and limited perquisites to attract and retain executives.
For 2018 over 80% of our Chief Executive Officer’s target total direct compensation (i.e., base salary, target cash incentive opportunity, and time- and performance-based restricted stock unit grants) was at risk.
Independent Compensation Consultant
The Committee retained the services of Aon Hewitt, an independent compensation consultant, in determining 2018 compensation for our Named Executive Officers. The compensation consultant advises the Committee regarding various components of executive compensation. For 2018, the Committee provided advice on the market competitiveness of compensation for our Named Executive Officers with regard to their respective base salaries, target total annual compensation (base salary and target annual cash incentives), and target total direct compensation (base salary, target annual cash incentives, and target long-term equity incentive awards). In accordance with Nasdaq rules, the Committee has considered the factors set forth under Exchange Act Rule 10C-1(b)(4) and other relevant factors and has determined that the compensation consultant’s work for the Committee has not raised any conflicts of interest.

Peer Group
Based on guidance and input from the compensation consultant, we selected a peer group against which to analyze the compensation of our Named Executive Officers for 2018. The peer group was selected primarily to reflect our size (assumed revenue of $650 million) and industry. Our peer group was comprised of the following 10 companies, which we refer to as the Peer Group in this Proxy Statement:

●	BJ’s Restaurants	●	Bravo Brio Restaurant Group	●	Chuy’s Holdings, Inc.
●	Dave & Buster’s Entertainment, Inc.	●	Dine Brands Global, Inc.	●	J. Alexander’s Holdings, Inc.
●	Red Robin Gourmet Burgers, Inc.	●	Ruth’s Hospitality Group, Inc.	●	Texas Roadhouse, Inc.
●	The Cheesecake Factory Incorporated
Although the Committee does not benchmark any specific level of compensation, the Committee considers market data compiled by the compensation consultant for this peer group when establishing compensation elements and overall compensation levels.
Role of Chief Executive Officer
Mr. Abdallah annually evaluates the performance of each of the other Named Executive Officers and provides recommendations to the Committee on compensation levels for each of them. The Committee, however, retains final discretion to approve the compensation payable to each Named Executive Officer.
Elements of Compensation
Base Salary
The Company’s Chief Executive Officer annually reviews the base salary levels of the Company’s other Named Executive Officers and recommends any increases to the Committee for consideration and approval. The Committee annually reviews the Chief Executive Officer’s performance and approves any changes to his base salary level. Mr. Thomson's base salary was originally set at $350,000 per year when he was hired by the Company in May of 2017, in October 2017 and then in November 2018, and after consideration of market base salary levels among the Peer Group, Mr. Abdallah recommended, and the Committee approved an increase in Mr. Thomson's base salary level to $375,000 and $400,000, respectively.  In November 2018, and after consideration of market base salary levels among the Peer Group, Mr. Abdallah recommended, and the Committee approved an increase in Mr. Smith’s base salary to $310,000, Mr. Marten’s base salary to $283,000 and an increase in Ms. Scopa’s base salary to $247,000. The increase to Mr. Thomson’s, Mr. Marten’s and Ms. Scopa’s salary was intended to reflect the scope of executive’s responsibilities and bring base salary level more in line with the market median. Base salary increases are not guaranteed each year, and none of the other Named Executive Officers received an increase in base salary for 2018.

Named Executive Officer	2018 Annual Base Salary(1)	2017 Annual Base Salary(1)	Percentage Change
Norman J. Abdallah	$600,000	$600,000	—
Neil Thomson	$400,000	$375,000	6.7%
Scott C. Smith	$310,000	$300,000	3.3%
William S. Martens	$283,000	$275,000	2.9%
April L. Scopa	$247,000	$240,000	2.9%

(1)	Reflects annualized salary level as in effect on the last day of applicable fiscal year.
 Annual Cash Incentives; 2018 Bonus Payments
We maintain an annual cash incentive bonus program in which certain corporate-level employees of the Company and its subsidiaries, including CCH, participate. Under this program, all participants, including our Named Executive Officers, are eligible to receive an annual performance-based bonus equal to a target percentage of their respective annual salaries, based upon their corresponding level of individual responsibility within the organization. Whether an individual’s target is achieved depends upon whether various financial performance metrics tied to each individual’s responsibilities are satisfied. The Chief Executive Officer then recommends bonus amounts for each individual’s target bonus (other than his own) based upon such individual’s overall performance and contributions over the prior year as defined in the 2018 Restaurant Support Center Compensation and Profit Sharing Plan. The Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, which retains final discretion in determining the amount of any bonuses actually paid.

Each Named Executive Officer’s employment agreement specifies a target annual incentive plan bonus as a designated percentage of his annual base salary. Such agreements, other than for Mr. Martens, also specify threshold and maximum bonus levels at 50% and 200%, respectively, of the applicable target bonus amount. For 2018, the Committee considered each executive’s role and responsibilities for the year and competitive market data for the peer group and set target annual incentive plan bonuses for each of the Named Executive Officers as follows:

Named Executive Officer	Target Bonus (as Percentage of Base Salary)	Target Bonus ($)
Norman J. Abdallah	100%	600,000
Neil Thomson	60%	240,000
Scott C. Smith	50%	155,000
William S. Martens	50%	141,500
April L. Scopa	50%	123,500
The Committee determines performance metrics and their associated weightings for each executive based on such executive’s areas of primary responsibility and ability to influence the Company’s financial results. For 2018, applicable performance measures and weightings for each executive were as follows:

Named Executive Officer	Adjusted Earnings Per Share(1)	Company Same Store Sales(2)	Company Tactics(3)	Brand Net Income(4)	Brand Same Store Sales(5)	Brand Tactics(6)
Norman J. Abdallah	50%	25%	25%	—	—	—
Neil Thomson	50%	25%	25%	—	—	—
Scott C. Smith	25%	—	—%	25%	25%	25%
William S. Martens	50%	25%	25%	—	—	—
April L. Scopa	50%	25%	25%	—	—	—

(1)
Adjusted earnings per share is a non-GAAP measure calculated as our adjusted net income (loss) divided by the weighted average number of shares of our common stock outstanding. Adjusted net income (loss) represents GAAP net income (loss) plus the sum of GAAP income tax expense (benefit), lease termination and closing costs, consulting project costs, reorganization severance, non-recurring legal expenses, easement clearance, donations, non-recurring restaurant expenses, impairment charges and change in estimate for gift card breakage minus income tax expense (benefit) at an effective tax rate of 54% during 2018.

(2)	Same Store Sales is based on DFRG guidance range of 0.5% to 1.5% for 2018.

(3)	Company Tactics are approved by the Board of Directors as part of the Company's annual operating plan process.

(4)	Brand Net Income is a non-GAAP measure calculated as Brand EBITDA less Brand G&A expenses.

(5)	Brand Same Store Sales are calculated similarly to Company Same Store Sales for each of the Company’s concept brands, as applicable.

(6)	Brand Tactics are calculated similarly to Company Tactics for each of the Company’s concept brands, as applicable.
Threshold, target, and maximum goals were set at levels intended to motivate our Named Executive Officers to achieve key Company financial objectives. In early 2019, the Committee assessed the achievement of the performance metrics for 2018.

Metric(1)	Threshold	Target	Maximum	Actual
Adjusted EPS	$0.64-$0.68	$0.66	n/a	$(0.04)
Company Same Store Sales	0.5% -1.5%	1.0%	n/a	(0.9)%
Company Tactics	80.0%	100.0%	100.0%	100.0%
Brand Net Income(1)	—	—	n/a	—
Brand Same Store Sales	0.7% -1.7%	1.2%	n/a	(1.6)%
Brand Tactics	80%	100%	100%	100%

(1)	The Brand Net Income metric was set at a level that the Committee intended to be difficult to achieve, and was not achieved for 2018.

During fiscal 2018 the Company achieved 100% of the planned 2018 Company and Brand Tactics. Based on this factor the Named Executive Officers received annual cash bonuses in respect of 2018 in the following amounts:

Named Executive Officers	Bonus Paid
Norman J. Abdallah	$150,000
Neil Thomson	$60,000
Scott C. Smith	$38,750
William S. Martens	$34,375
April L. Scopa	$30,000
In addition, each of our Named Executive Officers other than Mr. Smith received cash bonuses in connection with the successful closing of the acquisition of Barteca with two restaurant concepts, Barcelona Wine Bar and bartaco, as outlined in the table below.

Named Executive Officers	Bonus Paid
Norman J. Abdallah	$150,000
Neil Thomson	$75,000
William S. Martens	$30,000
April L. Scopa	$30,000
2018 Annual Long-Term Equity Incentive Plan Awards
During 2018, each of the Named Executive Officers received awards of both time- and performance-based restricted stock units in connection with our 2018 annual long-term equity incentive program, as outlined in the table below.

Named Executive Officers	Time-Based RSUs(1)	Performance-Based PSUs(2)	Approximate Value(3)
Norman J. Abdallah	57,500	57,500	$1,499,000
Neil Thomson	18,152	18,152	$473,000
Scott C. Smith	8,251	8,251	$215,000
William S. Martens	8,251	8,251	$215,000
April L. Scopa	8,251	8,251	$215,000

(1)
For the portion of the 2019 annual equity awards granted in 2018, the Committee determined to award approximately 50% of the targeted grant date fair value of the awards in the form of time-based restricted stock units that vest in one-third increments on each of the first three anniversaries of the date of grant, subject to continued employment through each such vesting date.

(2)
The remaining portion of the targeted grant date fair value of the awards was granted in the form of performance-based restricted stock units that vest in full on the third anniversary of the date of grant subject to the achievement of a three-year Company stock price target (weighted 50%) and a three-year return on invested capital target (weighted 50%). The Company stock price target was set as the achievement of a 30-day moving average Company common stock price of $9.32 thirty days prior to the third anniversary of the grant date or as otherwise determined by the Committee. The return on invested capital target was set as the achievement of a 28% return on invested capital on a pre-tax basis of all restaurants opened in 2018, 2019 and 2020 (on a third year pro forma basis). Return on invested capital is defined as EBITDA as a percentage of the sum of total buildout, FF&E and preopening costs, net of tenant allowances.

(3)
The fair value of time-based restricted stock units was calculated based on the stock price on the date of the grant. The fair value of performance share units, subject to the achievement of a three-year Company stock price target, was calculated using a Monte Carlo simulation model, which requires the use of highly subjective and complex assumptions, including the expected life of the award and the price volatility of the underlying stock. The fair value of performance share units, subject to the achievement of a three-year return on invested capital target was calculated based on the stock price on the date of the grant.

In addition, each of our Named Executive Officers other than Mr. Smith received an award of time-based restricted stock units in connection with the successful closing of the acquisition of Barteca with two restaurant concepts, Barcelona Wine Bar and bartaco, as outlined in the table below.

Named Executive Officers	Time-Based RSUs(1)	Approximate Value(2)
Norman J. Abdallah	23,523	$300,000
Neil Thomson	13,761	$150,000
Scott C. Smith	—	—
William S. Martens	1,835	$20,000
April L. Scopa	1,835	$20,000

(1)
The time-based restricted stock unit awards will vest in one-third increments on each of the first three anniversaries of the date of grant, subject to continued employment through each such vesting date.

(2)	The fair value of time-based restricted stock units was calculated based on the stock price on the date of the grant.
2019 Annual Long-Term Equity Incentive Awards
During 2018, the Committee determined to grant each of our Named Executive Officers 50% of their 2019 annual equity awards, with other 50% to be issued during 2019, which consist of both time- and performance-based restricted stock units, as outlined in the table below:

Named Executive Officers	Time-Based RSUs(1)	Performance-Based PSUs(2)	Approximate Value(3)
Norman J. Abdallah	71,428	71,429	$880,400
Neil Thomson	23,215	23,214	$286,100
Scott C. Smith	8,928	8,929	$110,000
William S. Martens	8,928	8,929	$110,000
April L. Scopa	8,928	8,929	$110,000

(1)
For the portion of the 2019 annual equity awards granted in 2018, the Committee determined to award approximately 50% of the targeted grant date fair value of the awards in the form of time-based restricted stock units that vest in one-third increments on each of the first three anniversaries of the date of grant, subject to continued employment through each such vesting date.

(2)
The remaining portion of the targeted grant date fair value of the awards was granted in the form of performance-based restricted stock units that vest in full on the third anniversary of the date of grant subject to the achievement of a three-year Company stock price target (weighted 50%) and a three-year return on invested capital target (weighted 50%). The Company stock price target was set as the achievement of a 30-day moving average Company common stock price of $9.32 thirty days prior to the third anniversary of the grant date or as otherwise determined by the Committee. The return on invested capital target was set as the achievement of a 28% return on invested capital on a pre-tax basis of all restaurants opened in 2018, 2019 and 2020 (on a third year pro forma basis). Return on invested capital is defined as EBITDA as a percentage of the sum of total buildout, FF&E and preopening costs, net of tenant allowances.

(3)
The fair value of time-based restricted stock units was calculated based on the stock price on the date of the grant. The fair value of performance share units, subject to the achievement of a three-year Company stock price target, was calculated using a Monte Carlo simulation model, which requires the use of highly subjective and complex assumptions, including the expected life of the award and the price volatility of the underlying stock. The fair value of performance share units, subject to the achievement of a three-year return on invested capital target was calculated based on the stock price on the date of the grant.

We provide limited perquisites and other benefits to our executives. The Company offers two retirement benefit plans to executives, a qualified 401(k) plan and a nonqualified deferred compensation plan. Under these plans, employees who meet minimum service requirements and elect to participate may make contributions of up to 15% of their eligible compensation under the 401(k) plan subject to IRS limitations. The Company has discretion to make additional contributions to the 401(k) plan. Named Executive Officers eligible to participate in the nonqualified deferred compensation plan are not eligible to participate in the 401(k) plan. Participants in the nonqualified deferred compensation plan may contribute up to 80% of their base salary and bonuses to such plan. For 2018, the Company provided a matching contribution to the nonqualified deferred compensation plan equal to twenty-five cents ($0.25) for each dollar ($1) of the first 20% of the participant’s contributions to the plan for the year.  For more information on the nonqualified plan, see “Nonqualified Deferred Compensation” below.

The Company also offers employees a range of welfare benefits including medical, dental, vision and life insurance. Management level employees at the director level and above, including each of our Named Executive Officers, receive Company-paid medical benefits for themselves and their dependents. Our Named Executive Officers also each receive a monthly automobile allowance in accordance with the terms of their employment agreements.
Employment Agreements
Each of our Named Executive Officers has an employment agreement. For additional information on the severance provisions included in each such agreement, see “Potential Payments upon Termination or Change of Control” below.
Mr. Abdallah - Pursuant to a November 21, 2016 employment agreement entered into between the Company and Mr. Abdallah, as amended and restated on July 26, 2018, Mr. Abdallah’s annual base salary is set at $600,000. This salary is subject to review by the Board of Directors annually in the first quarter of each year and may be increased at the Board’s discretion. In addition, pursuant to his employment agreement, Mr. Abdallah is entitled to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with his position; provided that such plan will provide for threshold and maximum payments of 50% and 200% of his Target Bonus. The employment agreement also provided that he is eligible to participate in the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan. The target level for his annual bonus is 100% of his annual salary. Mr. Abdallah’s employment agreement also provides for certain perquisites, including a monthly automobile allowance.
Mr. Thomson - Pursuant to a May 5, 2017 employment agreement entered into between the Company and Mr. Thomson, Mr. Thomson’s annual base salary is set at $350,000. This salary is subject to periodic review and evaluation by the Chief Executive Officer. In addition, pursuant to his employment agreement, Mr. Thomson is entitled to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with his position; provided that such plan will provide for threshold and maximum payments of 50% and 200% of his target bonus. The target level for his annual bonus is 50% of his annual salary. The employment agreement also provided that he is eligible to participate in the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan. Mr. Thomson’s employment agreement also provided for his 2017 equity awards, which are described further under the heading “Long-Term Equity Incentive Plan Awards” above, and provides for certain perquisites, including a monthly automobile allowance.
Mr. Smith - Pursuant to a January 9, 2017 employment agreement entered into between the Company and Mr. Smith, Mr. Smith’s annual base salary is set at $250,000. This salary is subject to periodic review and evaluation by the Chief Executive Officer and was increased in July of 2017 to $300,000. In addition, pursuant to his employment agreement, Mr. Smith is entitled to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with his position; provided that such plan will provide for threshold and maximum payments of 50% and 200% of his target bonus. The employment agreement also provided that he is eligible to participate in the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan. The target level for his annual bonus is 50% of his annual salary. Mr. Smith’s employment agreement also provides for certain perquisites, including a monthly automobile allowance.
Mr. Martens - DFRG Management, LLC and Mr. Martens entered into an Amended Employment Agreement effective as of October 4, 2017, which provides for a base salary of $275,000 per year and a target annual bonus of 50% of his base salary level. This employment agreement also provided for a one-time bonus of $100,000, which amount is subject to full repayment in the event that Mr. Martens terminates his employment prior to October 4, 2019. The employment agreement also provided that he is eligible to participate in the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan, and was also provided that he was to receive a $125,000 equity award in connection with his promotion to Executive Vice President and Chief Development Officer, which grant was made in April of 2018, and certain perquisites, including a monthly automobile allowance.
Ms. Scopa - Ms. Scopa and DFRG Management, LLC entered into an Amended Employment Agreement effective as of April 23, 2018.  Ms. Scopa’s amended employment agreement provides for a base salary of $240,000 per year. In addition, pursuant to her employment agreement, Ms. Scopa is entitled to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with her position; provided that such plan will provide for threshold and maximum payments of 50% and 200% of her target bonus.  The employment agreement also provided that she is eligible to participate in the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan, and also provided for equity awards consisting of restricted stock units with a grant date fair value of $125,000 and performance stock units with a grant date fair value of $125,000 in 2018.  Ms. Scopa’s employment agreement also provides for certain perquisites, including a monthly automobile allowance.
Say on Pay Considerations
The Compensation Committee considered the Company’s 2017 Say on Pay Vote when it established the 2018 compensation programs.

Prohibition on Hedging and Pledging Shares of Company Stock
Under our Company’s policies, executive officers are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our Company’s stock as well as from pledging Company securities, including by purchasing Company securities on margin or holding Company securities in a margin account.
Regulatory Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
We review the tax impact of executive compensation on the Company as well as on the executive officers. In addition, we review the impact of its compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, some of the compensation provided to our executive officers is not deductible under Section 162(m).
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 25, 2018.
The Compensation Committee
William Lamar, Jr. (Chair)
Pauline J. Brown
David B. Barr
Joseph E. Reece
Summary Compensation Table
The following table sets forth information regarding compensation earned by our Named Executive Officers and paid by the Company or CCH, as applicable, during the fiscal years presented:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Norman J. Abdallah	2018	600,000	150,000	(1)	2,679,670	(3)	150,000	38,099	3,617,769
President and Chief Executive Officer	2017	600,000	—		1,715,000		150,000	32,671	2,497,671
	2016	62,308	—		1,796,000		—	320,944	2,179,252
Neil H. Thomson	2018	395,192	75,000	(1)	909,425	(3)	60,000	22,349	1,461,966
Chief Financial Officer	2017	211,346	—		549,994		26,130	11,661	799,131
Scott C. Smith	2018	310,000	—		325,185		38,750	20,636	694,571
President, Del Frisco’s Double Eagle Steak House	2017	263,461	—		249,995		62,500	22,811	598,767

William S. Martens	2018	269,711	30,000	(1)	463,475	(3)	34,375	25,911	823,472
Executive Vice President, Chief Development Officer	2017	227,019	100,000	(4)	125,007		29,546	40,012	521,584

April L. Scopa	2018	240,000	30,000	(1)	345,186	(3)	30,000	24,599	669,785
Executive Vice President, Chief People Officer

(1)
The amounts reported represent discretionary bonuses awarded to Messrs. Abdallah, Thomson, Martens and Ms. Scopa in connection with the successful closing of the acquisition of Barteca with two restaurant concepts, Barcelona Wine Bar and bartaco.

(2)
The amounts reported reflect the aggregate grant date fair value of awards of time-based restricted stock units and performance-based restricted stock units computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 25, 2018. PSUs are shown assuming achievement of applicable performance goals at the target level of achievement, which is also the maximum performance level that may be achieved under the awards.

(3)	During 2018, the Committee determined to grant each of our Named Executive Officers 50% of their 2019 annual equity awards, with the other 50% to be issued during 2019.

(4)
In connection with his entry into an amended employment agreement in October of 2017, Mr. Martens received a $100,000 one-time bonus, which amount is subject to full repayment in the event that Mr. Martens terminates his employment for any reason prior to October 4, 2019.

The following table describes the incremental cost to the Company or CCH, as applicable, of the elements of compensation included in “All Other Compensation” of the above "Summary Compensation" table, for the fiscal year ended December 25, 2018:

Name	Company Matching Contributions to Deferred Compensation Plan ($)	Car Allowance ($)	Connectivity Allowance. ($)	Total All Other Compensation ($)
Norman J. Abdallah	22,500	12,000	3,599	38,099
Neil Thomson	6,750	12,000	3,599	22,349
Scott C. Smith	5,037	12,000	3,599	20,636
William S. Martens	10,312	12,000	3,599	25,911
April L. Scopa	9,000	12,000	3,599	24,599

Grants of Plan Based Awards
The following table sets forth information with respect to (1) the annual cash incentive bonus opportunities awarded to each NEO for 2018, and (2) the equity plan awards granted to each NEO under our 2012 Long-Term Incentive Plan in 2018.

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Norman J. Abdallah		300,000	600,000	1,200,000
	1/5/2018					57,500			628,188	(4)
	1/5/2018							57,500	871,125
	7/26/2018							27,523	300,000
	12/3/2018					71,428			380,357	(4)
	12/3/2018							71,429	500,003
Neil Thomson		120,000	240,000	400,000
	1/5/2018					18,152			198,310	(4)
	1/5/2018							18,152	275,003
	7/26/2018							13,761	149,995
	12/3/2018					23,215			123,618	(4)
	12/3/2018							23,214	162,498
Scott C. Smith		77,500	155,000	310,000
	1/5/2018					8,251			90,138	(4)
	1/5/2018							8,251	125,003
	12/3/2018					8,928			47,542	(4)
	12/3/2018							8,929	62,503
William S. Martens		—	141,500	—
	1/5/2018					8,251			90,138	(4)
	1/5/2018							8,251	125,003
	4/11/2018					4,310			50,621	(4)
	4/11/2018							4,310	67,667
	7/26/2018							1,835	20,002
	12/3/2018					8,928			47,542	(4)
	12/3/2018							8,929	62,503
April L. Scopa		61,750	123,500	247,000
	1/5/2018					8,251			90,138	(4)
	1/5/2018							8,251	125,002
	7/26/2018							1,835	20,001
	12/3/2018					8,928			47,542	(4)
	12/3/2018							8,929	62,503

(1)
Amounts in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent each Named Executive Officer’s annual cash incentive that could have been earned in respect of the annual cash incentive. See “Executive Compensation-Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentives” for a discussion of the annual cash incentives earned by each Named Executive Officer for 2018.

(2)
Amounts in the Estimated Future Payments Under Equity Incentive Plan Awards column reflect performance-based restricted stock units granted to the NEO that may vest in full on the third anniversary of the date of grant based on the achievement of certain performance criteria. See “Executive Compensation-Compensation Discussion and Analysis-Elements of Compensation Program” for a discussion of the terms of the performance-based restricted stock units granted to our Named Executive Officers in 2018.

(3)
Amounts in the All Other Stock Awards: Number of Shares of Stock or Units column reflect time-based restricted stock units granted to the NEOs that vest annually in installments on the first three anniversaries of the grant date, subject to continued

employment through each vesting date. See “Executive Compensation-Compensation Discussion and Analysis-Elements of Compensation Program” for a discussion of the terms of the time-based restricted stock units granted to our Named Executive Officers in 2018.

(4)
The fair value of performance share units, subject to the achievement of a three-year Company stock price target, was calculated using a Monte Carlo simulation model, which requires the use of highly subjective and complex assumptions, including the expected life of the award and the price volatility of the underlying stock. The fair value of performance share units, subject to the achievement of a three-year return on invested capital target was based on the stock price on the date of the grant.

(5)
The amounts reported reflect the aggregate grant date fair value of the applicable equity awards computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 25, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our Named Executive Officers as of December 25, 2018. The market value of outstanding stock awards was calculated based on the closing price on December 24, 2018 of $6.41.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Norman J. Abdallah	9,000	—	13.00	7/26/2022
	18,000	—	21.26	7/26/2023
								200,000	(1)	1,282,000
					33,000	(2)	211,530
								50,000	(3)	320,500
					57,000	(4)	368,575
								57,000	(5)	368,575
					27,523	(6)	176,422
								71,428	(7)	457,853
					71,429	(8)	457,860
Neil Thomson								16,224	(3)	250,661
					10,706	(2)	68,625
					18,152	(4)	116,354
								18,152	(5)	116,354
					13,761	(6)	88,208
								23,215	(7)	148,808
					23,214	(8)	148,802
Scott C. Smith					4,810	(2)	30,832
								7,289	(3)	46,723
					8,251	(4)	52,889
								8,251	(5)	52,889
								8,928	(7)	57,226
					8,929	(8)	57,235
William S. Martens	15,000	—	13.00	7/26/2022
	18,000	—	21.26	7/26/2023
					739	(9)	4,737
					1,142	(10)	7,320
					2,404	(2)	15,409
								3,644	(3)	23,358
								8,251	(5)	52,889
					8,251	(4)	52,889
								4,310	(11)	27,627
					2,844	(12)	18,230
					1,835	(6)	11,762
								8,928	(7)	57,228
					8,929	(8)	57,235
April L. Scopa	12,000		13.00	7/26/2022
	18,000		21.26	7/26/2023
					923	(9)	5,916
					1,142	(10)	7,320
								2,624	(3)	16,820
					1,730	(2)	11,089
								8,251	(5)	52,889
					8,251	(4)	52,889
					1,835	(6)	11,762
								8,928	(7)	57,228
					8,929	(8)	57,235

(1)
The vesting of this entire award is subject to the Company’s stock price reaching $28.00 per share for five consecutive days and is subject to post vesting holding periods, provided that 100% of the award is subject to earlier vesting in the event of a change of control, subject to continued employment through such vesting date.

(2)
These time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant of March 10, 2017 (or May 22, 2017 with regard to Mr. Thomson’s award), subject to continued employment through each vesting date.

(3)
These performance-based restricted stock units that vest in full on March 10, 2020 following the completion of a three-year performance period based on the achievement of Company stock price and return on invested capital targets, subject to continued employment through such vesting date.

(4)
These time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant of January 5, 2018, subject to continued employment through each vesting date.

(5)
These performance-based restricted stock units vest in full on January 5, 2021 following the completion of a three-year performance period based on the achievement of Company stock price and return on invested capital targets, subject to continued employment through such vesting date.

(6)
These time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant of July 26, 2018, subject to continued employment through each vesting date.

(7)
These performance-based restricted stock units vest in full on December 3, 2021 following the completion of a three-year performance period based on the achievement of Company stock price and return on invested capital targets, subject to continued employment through such vesting date.

(8)
These time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant of December 3, 2019, subject to continued employment through each vesting date.

(9)	Remaining shares of restricted stock vest on the fourth anniversary of April 1, 2015, the grant date, subject to continued employment through each vesting date.

(10)	Remaining shares of restricted stock vest in equal installments on the third and fourth anniversaries of March 10, 2016, the grant date, subject to continued employment through each vesting date.

(11)
These performance-based restricted stock units vest in full on April 11, 2021 following the completion of a three-year performance period based on the achievement of Company stock price and return on invested capital targets, subject to continued employment through such vesting date.

(12)
These time-based restricted stock units vest in one-third increments on each of the first three anniversaries of the date of grant of April 11, 2018, subject to continued employment through each vesting date.

Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of stock options and vesting of restricted stock units and/or restricted shares for each of our Named Executive Officers during the year ended December 25, 2018:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Norman J. Abdallah	—	—	17,000	306,850
Neil Thomson	—	—	5,518	75,321
Scott C. Smith	—	—	2,478	44,728
William S. Martens	—	—	4,017	54,311
April L. Scopa	—	—	2,389	38,935
Nonqualified Deferred Compensation
CCH maintains the Del Frisco’s Restaurant Group Nonqualified Deferred Compensation Plan under which a select group of highly compensated management employees, generally employees who are at the level of regional manager or above, may elect to defer a portion of their annual compensation, including base pay and/or bonuses. Employees who are eligible to participate in this plan are not eligible to participate in the Del Frisco’s Restaurant Group 401(k) Plan. The benefits under the deferred compensation plan are unfunded and evidenced by an account entry credited with the amount deferred each year plus earnings. However, all contributions by the employee and matching contributions by CCH are contributable to a grantor trust, which is invested in certain insurance policies. These assets, although not required by the plan, are segregated to pay benefits to the plan participants. In the event of CCH’s bankruptcy, these assets will be subject to the claims of CCH’s creditors.

Each year, plan participants elect a percentage of pay they wish to defer for the following year. Additionally, CCH makes a matching contribution of 25% of a participant’s deferrals, up to the first 20% of a participant’s annual pay contributed to the plan. This matching contribution is also credited to a participant’s account under the plan. Matching contributions vest at a rate of 25% per year over four years. Participants may, consistent with applicable procedures, allocate the amount of deferral and Company contributions credited to their account to or between deemed investment alternatives offered by the plan for purposes of determining earnings on a participant’s account. The plan, however, has no obligation to actually invest any amounts in a participant’s account in these investment alternatives. Generally, a participant’s account balance will be distributed upon death, termination of employment, retirement or on a fixed date, subject to certain limitations. In addition, and in the sole discretion of the plan administration committee, a participant may receive a distribution of all or a portion of his or her account balance in the event of an unforeseen emergency. Each of our Named Executive Officers participated in the Nonqualified Deferred Compensation Plan in 2018.
The following table shows the contributions, earnings and account balances for our Named Executive Officers under the Del Frisco’s Restaurant Group Nonqualified Deferred Compensation Plan for the 2018 fiscal year.

Name	Executive contributions in last FY(1) ($)	Registrant contributions in last FY(2) ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE(3) ($)
Norman J. Abdallah	90,000	22,500	(3,229)	—	153,342
Neil Thomson	108,000	6,750	(18,678)	—	118,703
Scott C. Smith	33,712	5,037	(2,967)	—	35,780
William S. Martens	41,250	10,312	(35,348)	—	394,995
April L. Scopa	36,000	9,000	(42,484)	49,971	361,858

(1)	Amounts in the Executive Contributions in Last FY column are reflected in the Salary, Bonus and/or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table for 2018.

(2)	Amounts in the Registrant Contributions in Last FY column are reflected in the All Other Compensation column of the Summary Compensation Table for 2018.

(3)	A portion of these amounts was previously reported in the Summary Compensation Table for Messrs. Abdallah, Thomson and Martens in prior years.
Severance and Change of Control Arrangements
During fiscal 2018, each of the Named Executive Officers was eligible for severance benefits under certain termination scenarios, as described below. In addition, the vesting of outstanding equity awards may be accelerated in connection with certain terminations, as determined by the administrator of our 2012 Long-Term Incentive Plan.
2012 Long-Term Incentive Plan - Our 2012 Long-Term Incentive Plan provides that, to the extent that our equity awards are not assumed or continued in connection with a Change in Control, each outstanding award will vest and become exercisable, as applicable, with performance-based awards vesting at the greater of the target or actual levels of performance. To the extent assumed or continued, the administrator may provide that the assumed or continued awards will vest and become exercisable on certain terminations of employment within twenty-four (24) months following the Change in Control, with performance-based awards vesting at the greater of the target or actual levels of performance.
Norman J.  Abdallah - Under Mr. Abdallah’s November 21, 2016 employment agreement, as amended and restated on July 26, 2018, upon a termination without Cause, a resignation for Good Reason or a termination due to Disability, in each case that occurs not in connection with a Change of Control, each as defined in his employment agreement, subject to his execution and nonrevocation of a release agreement, Mr. Abdallah is entitled to continue to receive his base monthly salary plus a monthly amount equal to one-twelfth of his target annual bonus, in each case, in effect at the time of his termination, for a period of eighteen (18) months, and payment of his medical premiums for eighteen (18) months for the medical coverage that was in effect immediately prior to such termination. Additionally, Mr. Abdallah will receive additional vesting credit of eighteen (18) months for Company equity incentive awards outstanding on the date of termination, with the pro-rated portion of the performance-based awards vesting at target level of performance upon such termination; provided vesting of any additional restricted stock units that would have vested based on actual achievement of the applicable performance objectives and, further, that all performance-based restricted stock units granted to him pursuant to the restricted stock unit award dated November 21, 2016 (the “One-Time Award”) will fully vest upon such termination. Upon a termination as a result of death, his equity incentive awards will vest in the same manner as the foregoing.

Upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability, in each case that occurs during the two-year period after a Change of Control, or a termination by the Company without Cause or due to his death or Disability prior to a Change of Control but at the request of a third party or otherwise in anticipation of a Change of Control, Mr. Abdallah will receive a cash severance payment equal to two times the sum of his base salary plus target bonus payable in a lump sum within 30 days after the termination, twenty-four (24) months of additional vesting credit for any equity incentive awards outstanding on the date of termination (with all performance-based awards vesting at the end of the applicable performance period to the extent the applicable performance targets with respect to any performance goal tied to total stockholder return were achieved and without regard to any other performance-based vesting criteria, which other criteria will be deemed satisfied at the same level that the total stockholder return criteria is achieved) and payment of his medical premiums for twenty-four (24) months for the medical coverage that was in effect immediately prior to such termination. Notwithstanding the foregoing, his One-Time Award will fully vest upon a Change of Control.
Neil Thomson - Under Mr. Thomson’s May 5, 2017 employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability and that occurs not in connection with a Change of Control, each as defined in his employment agreement, subject to his execution and nonrevocation of a release agreement, Mr. Thomson is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of six (6) months, payment of his and his family’s medical premiums for six (6) months, and payment of any unpaid bonus for the prior fiscal year.
Upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability, that occurs during the six-month period after a Change of Control or by the Company without Cause prior to a Change of Control but at the request of a third party or otherwise in anticipation of a Change of Control, subject to his execution and nonrevocation of a release agreement, Mr. Thomson is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of twelve (12) months, payment of his and his family’s medical premiums for twelve (12) months, and payment of any unpaid bonus for the prior fiscal year.
Upon a termination as a result of death or Disability, the Company will pay Mr. Thomson (or his estate) his base salary and maintain in full force and effect at its own cost medical insurance for Mr. Thomson’s spouse and children, for a period of six (6) months from the date of his death or Disability to the extent it was in effect at the time of his death or Disability and provided such will be consistent with then governing law.
Scott C. Smith - Under Mr. Smith’s January 9, 2017, employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability and that occurs not in connection with a Change of Control, each as defined in his employment agreement, subject to his execution and nonrevocation of a severance and release agreement, Mr. Smith is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of six (6) months and payment of his and his family’s medical premiums for six (6) months.
Upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability, that occurs during the six-month period after a Change of Control or by the Company without Cause prior to a Change of Control but at the request of a third party or otherwise in anticipation of a Change of Control, subject to his execution and nonrevocation of a severance and release agreement, Mr. Smith is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of twelve (12) months and payment of his and his family’s medical premiums for twelve (12) months.
Upon a termination as a result of death or Disability, the Company will pay Mr. Smith (or his estate) his base salary and maintain in full force and effect at its own cost medical insurance for Mr. Smith and his family, for a period of six (6) months from the date of his death or Disability to the extent it was in effect at the time of his death or Disability and provided such will be consistent with then governing law.
William S. Martens - Under Mr. Martens’ October 4, 2017 amended employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability and that occurs not in connection with a Change of Control, each as defined in his employment agreement, subject to his execution and nonrevocation of a severance and release agreement, Mr. Martens is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of twelve (12) months and payment of his and his family’s medical premiums for twelve (12) months.
Upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability, that occurs during the six-month period after a Change of Control or by the Company without Cause prior to a Change of Control but at the request of a third party or otherwise in anticipation of a Change of Control, subject to his execution and nonrevocation of a severance and release agreement, Mr. Martens is entitled to continue to receive his base monthly salary, as in effect at the time of his termination, for a period of twelve (12) months and payment of his and his family’s medical premiums for twelve (12) months.
Upon a termination as a result of death or Disability, the Company will pay Mr. Martens (or his estate) his base salary and maintain in full force and effect at its own cost medical insurance for Mr. Martens and his family, for a period of six (6) months from the date of his death or Disability to the extent it was in effect at the time of his death or Disability and provided such will be consistent with then governing law.
April L. Scopa - Under Ms. Scopa’s April 23, 2018 amended employment agreement, upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability and that occurs not in connection with a Change of Control, each as defined in her amended employment agreement, subject to her execution and nonrevocation of a severance agreement and general release, Ms. Scopa will be entitled to continue to receive her base monthly salary, as in effect at the time of her termination, for a period of twelve (12) months and payment of her and her family’s medical premiums for twelve (12) months.
Upon a termination without Cause or a resignation for Good Reason, not as a result of death or Disability, that occurs during the six-month period after a Change of Control or by the Company without Cause prior to a Change of Control but at the request of a third party or otherwise in anticipation of a Change of Control, subject to her execution and nonrevocation of a severance and release agreement, Ms. Scopa is entitled to continue to receive her base monthly salary, as in effect at the time of her termination, for a period of twelve months (12) and payment of her and her family’s medical premiums for twelve (12) months.
Upon a termination as a result of her death or disability, the Company will pay Ms. Scopa (or her estate) her base salary, reimbursable expenses and benefits owing to her through the date of such termination and maintain in full force and effect at its own cost medical insurance for her spouse and children, for a period of six (6) months from the date of her death or Disability, to the extent it was in effect at the time of her death or Disability provided that such will be consistent with then governing law.
Potential Payments Upon Termination or Change in Control
The following table summarizes the payments and benefits that each Named Executive Officer would have been eligible to receive upon his or her termination of employment under the various circumstances described below as of December 25, 2018.

Name	Disability		Disability if Occurred During a Change in Control		Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control		Termination without Cause or Resignation for Good Reason in Connection with a Change in Control
Norman J. Abdallah
Cash Severance	$1,800,000		$2,400,000		$1,800,000		$2,400,000
Benefits Continuation	16,302		21,736		16,302		21,736
Accelerated Vesting	3,033,554	(1)	3,643,316	(1)	3,033,554	(1)	3,643,316	(1)
Neil Thomson
Cash Severance	$200,000		$400,000		$200,000		$400,000
Benefits Continuation	6,902		13,803		6,902		13,803
Accelerated Vesting	—		—		—		791,148	(1)
Scott. C. Smith
Cash Severance	$155,000		$310,000		$155,000		$310,000
Benefits Continuation	7,944		15,888		7,944		15,888
Accelerated Vesting	—		—		—		297,796	(1)
William S. Martens
Cash Severance	$141,500		$283,000		$283,000		$283,000
Benefits Continuation	6,821		13,642		13,642		13,642
Accelerated Vesting	—		—		—		328,686	(1)
April L. Scopa
Cash Severance	123,500		$247,000		$247,000		$247,000
Benefits Continuation	2,603		$5,206		$5,206		$5,206
Accelerated Vesting	—		—		—		273,149	(1)

(1)
Includes the value of equity awards and performance awards held by the officer that would become vested under the applicable circumstances. The value of time-based restricted stock units and performance-based restricted stock units that are settled in stock shown is determined by multiplying $6.41, the closing price of a share of Company common stock on the last trading day before December 25, 2018, and the number of shares of restricted stock and the number of performance awards that are settled in stock held by the Named Executive Officer that would become vested under the applicable circumstances, as described above under “Severance and Change in Control Agreements,” assuming a termination by reason of disability on December 25, 2018.

CEO Pay Ratio
CEO to Median Employee Pay Ratio Information
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.  The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.  The applicable rules allow companies to use various assumptions and methodologies in calculating the pay ratio and, accordingly, our pay ratio may not be comparable with the pay ratios of other companies.
For 2018, our last completed fiscal year:

•	the annual total compensation of the employee whose compensation is at the median of all employees of the Company (other than our CEO) was $30,253; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in the Proxy Statement was $3,617,769.
Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of the employee whose compensation is at the median of all employees was 120 to 1.
To identify the median employee and the annual total compensation of our median employee and our CEO, we took the following steps:

(1)
We selected December 25, 2018, the last day of our fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. We determined that, as of December 25, 2018, our employee population consisted of approximately 4,200 individuals, with all of these individuals located in the United States. However, in accordance with the applicable rules, we excluded from our employee population those employees of Barteca, approximately 2395 individuals, who became our employees as a result of our acquisition of Barteca during the 2018 fiscal year.

(2)
To identify the “median employee,” we utilized the amount of base salary our employees received, as reflected in our payroll records through December 25, 2018. When determining the “median employee,” we then approximated full-year values of base salary for our employees who did not work for us the entire year.

(3)
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $30,253.

(4)	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 25, 2018, with respect to the compensation plans under which our common stock may be issued:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Plan Category
Equity compensation plans approved by security holders	1,780,252	$13.84	148,626
Equity compensation plans not approved by security holders	—	—	—
Total	1,780,252	$13.84	148,626

SECURITY OWNERSHIP
The following table presents information concerning the beneficial ownership of the shares of our common stock as of the April 1, 2019 by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our directors and Named Executive Officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable within 60 days of April 1, 2019 and restricted stock units that vest within 60 days of such date are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. There were 33,416,324 shares of common stock outstanding as of April 1, 2019.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Total Outstanding Common Stock (%)
Greater than 5% Stockholders
Armistice Capital LLC(1)	5,600,000	16.8%
FMR LLC(2)	4,979,723	14.9%
Engaged Capital, LLC(3)	3,328,000	10.0%
BlackRock, Inc.(4)	2,292,283	6.9%
Named Executive Officers
Norman J. Abdallah(5)	169,287	*
Neil H. Thomson(6)	39,541	*
Scott C. Smith	5,408	*
William S. Martens(7)	40,005	*
April L. Scopa(8)	39,006	*
Directors
David B. Barr(9)	74,807	*
Pauline J. Brown	9,093	*
Ian R. Carter	75,507	*
Richard L. Davis(10)	53,307	*
William Lamar Jr.(11)	27,532	*
Joseph E. Reece	50,000	*
All executive officers and directors as a group (17 persons)(12)	656,796	2.0%

*	Less than one percent.

(1)
Information with respect to Armistice Capital, LLC is based solely on a review of the Form 4 it filed jointly with Armistice Capital Master Fund Ltd. and Steven Boyd with the SEC on March 28, 2019. Armistice Capital, LLC‘s address is 510 Madison Avenue, 7th Floor, New York, NY 10022. Armistice Capital Master Fund Ltd.‘s address is C/O DMS Corporate Services Ltd. 20 Genesis Close, P.O. Box 314, Grand Cayman, E9 KY1-1104. Steven Boyd’s address is C/O Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)
Information with respect to FMR LLC is based solely on a review of the Schedule 13G/A it filed with the SEC on February 13, 2019. According to this Schedule 13G/A, FMR LLC. has sole voting power with respect to 1,185,963 shares of common stock, sole dispositive power with respect to 4,979,723 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.

(3)
Information with respect to Engaged Capital, LLC is based solely on a review of the Schedule 13D/A it filed jointly with Engaged Capital Holdings, LLC, Glenn W. Welling, Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, and Engaged Capital Flagship Fund, Ltd. with the SEC on February 4, 2019. According to this Schedule 13D/A, (i) Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling each has sole voting power and sole dispositive power with respect to 3,328,000 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock and (ii) Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, and Engaged Capital Flagship Fund, Ltd. each has sole voting power and sole dispositive power with respect to 3,052,324 shares of common stock and shared voting power and shared dispositive power with respect to no shares of common stock. The address for each of Engaged Capital, LLC filers is 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(4)	Information with respect to BlackRock, Inc. is based solely on a review of the Schedule 13G it filed with the SEC on February 8, 2019. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(5)	Includes 27,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(6)	Includes 5,408 restricted stock units that vest within 60 days of April 1, 2019.

(7)	Includes 33,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(8)	Includes 30,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(9)	Includes 36,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(10)	Includes 36,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(11)	Includes 6,875 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

(12)	Includes 207,283 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.
To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended December 25, 2018 with the exception of: two Forms 4 for Mr. Abdallah (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); four Forms 4 for Mr. Dritsas (with respect to the award of RSUs, withholding of shares of common stock in connection with the vesting of an award of RSUs, and the acquisition of common stock); three Forms 4 for Mr. Martens (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); two Forms 4 for Mr. Risley (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); one Form 4 for Mr. Salas (with respect to the award of RSUs); two Forms 4 for Ms. Scopa (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); two Forms 4 for Mr. Smith (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); one Form 4 for Mr. Thomson (with respect to the award of RSUs); two Forms 4 for Mr. Tucker (with respect to the award of RSUs and withholding of shares of common stock in connection with the vesting of an award of RSUs); and one Form 4 for Mr. Wilson (with respect to the receipt of an award of RSUs), each of which was filed late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have a written policy pursuant to which our Board of Directors will review and approve transactions with our directors, officers and their immediate family members and holders of more than 5% of our voting securities and their affiliates (each, a related party). Prior to approving any transaction with a related party, our Board of Directors will consider the material facts as to the related party’s relationship with the company or interest in the transaction. Related party transactions will not be approved unless the audit committee has approved of the transaction.
Director Indemnification Agreements
The Company’s Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
STOCKHOLDERS’ PROPOSALS
Under our Bylaws, a stockholder who intends to submit nominations for election to the Board of Directors or to bring other proper business for presentation at our 2020 annual meeting must give proper notice no earlier than January 31, 2020 and no later than March 1, 2020 to the Secretary of the Company, in writing, at our principal executive offices at Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063. The notice must include information specified in our Bylaws, including information concerning the nominee or the proposal and the proponent’s ownership of common stock. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. In addition, if a stockholder submits a proposal or nomination that does not comply with the advance notice requirements above, the proxies may exercise authority to vote in accordance with their best judgment on any such proposal or nomination.
Under SEC rules, if you would like to submit a proposal for inclusion in the proxy materials for our 2020 annual meeting, the proposal must be received by the Secretary of the Company at Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063, no later than December 17, 2019.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to:

Del Frisco’s Restaurant Group, Inc. 2900 Ranch Trail, Irving, TX 75063 Attention: Investor Relations, investorrelations@dfrg.com 203-682-8253

ADDITIONAL INFORMATION
The Company’s annual audited financial statements and review of operations for fiscal 2018 can be found in the Company’s 2018 Annual Report on Form 10-K. A copy of the 2018 Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement to each stockholder of record on the Record Date. The Company will furnish without charge a copy of the 2018 Annual Report on Form 10-K, including the financial statements and any schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on April 1, 2019. The Company will also furnish copies of any exhibits to the 2018 Annual Report on Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Del Frisco’s Restaurant Group, Inc., 2900 Ranch Trail, Irving, TX 75063, Attention: Investor Relations.
OTHER BUSINESS
The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Neil H. Thomson
Chief Financial Officer
Irving, Texas
April 16, 2019

APPENDIX A

DEL FRISCO’S RESTAURANT GROUP
2019 LONG-TERM INCENTIVE PLAN

1.	Purpose.
This plan shall be known as the Del Frisco’s Restaurant Group 2019 Long-Term Equity Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to advance the interests of Del Frisco’s Restaurant Group, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case, who are selected to be participants, by heightening the desire of such individuals to continue working toward, and contributing to the success and progress of, the Company. Grants of incentive stock options or non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with stock options, restricted stock, restricted stock units, performance awards or any combination of the foregoing may be made under the Plan. No grants shall be made under the Company’s 2012 Long-Term Incentive Plan (“2012 Plan”) following the adoption of the Plan.

2.	Definitions.
(a)“Award” means any grant of incentive stock options or non-qualified stock options, SARs, restricted stock, restricted stock units, performance awards or any other type of award granted under the Plan.
(b)“Award Agreement” means any written or electronic agreement, contract, notification or other instrument or document evidencing any Award granted by the Committee under the Plan.
(c)“Board” means the board of directors of the Company.
(d)“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company or any of its Subsidiaries and the applicable Participant, any of the Participant’s: (i) commission of, conviction of, plea of guilty or no contest to, or deferred adjudication or probation for (A) a felony, (B) any crime involving theft, fraud, dishonesty or embezzlement, or (C) any other crime which involves immoral conduct or actions likely to harm the reputation of the Company, whether or not committed in the course of performing services for the Company; (ii) breach of any fiduciary duty to the Company or any of its Subsidiaries, including breach of the leadership team’s operating procedures and policies established or adopted by the Company or any of its Subsidiaries; (iii) material act(s) or omission(s) in connection with his or her employment which are dishonest or fraudulent; (iv) commission of any material actions in violation of the written rules, policies, ethical standards or codes of conduct of the Company or its Subsidiaries, (v) conduct that is insubordinate or involves repeated absenteeism; (vi) performance of his or her duties which is deemed to be unsatisfactory job performance either in the manner of  fulfillment of such duties or the results achieved, but only after written warning to the Participant, advising him or her of the deficiencies in job performance and/or objectives and describing the improvement needed; (vii) conduct giving rise to a claim by another employee of unlawful harassment or discrimination, which claim, after a complete and diligent investigation, would lead a reasonable person to conclude that the Participant has violated state or federal discrimination laws, in a manner which would reasonably and customarily require the discharge of an employee; (viii) conduct, or failure to act, giving rise to Legitimate Claims by any persons that the Company or any of its Subsidiaries is in violation of any federal, state or local civil or criminal statute or act (the term “Legitimate Claims” shall mean conduct by the Participant, or the Participant’s failure to act, undertaken in dereliction of his or her duties, gross negligence or without a good-faith belief in the lawfulness of such action, resulting in any claims, allegations or assertions which, in the reasonable opinion of the Company (after a diligent investigation of the facts), have substantial  merit and which would reasonably and customarily require the discharge of an employee); (ix) disregard of the lawful and reasonable directives of the Board, the Chief Executive Officer or any supervisor to whom the Participant reports which is communicated to the Participant; (x) failure to maintain the privacy of confidential information of the Company or its Subsidiaries, except for such disclosure as may be (A) required by subpoena, (B) required in connection with any allegation of the Participant’s wrongdoing or (C) authorized or permitted by applicable law; (xi) breach of any restrictive covenant in favor of the Company or any of its Subsidiaries; or (xii) inability to be in the employ of the Company or any Subsidiary (A) due to a temporary or permanent injunction or other prohibition against employment ordered by the court, or (B) because the Company determined in its reasonable discretion that it is in the best interests of the Company and/or its Subsidiaries, employees, officers or directors that the Participant’s employment with the Company and/or one of its Subsidiaries be terminated due to restrictions or covenants to which the Participant agreed with a prior entity which is likely to impact the Participant’s ability to timely perform his or her duties herein on behalf of the Company and/or its Subsidiaries.  The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the Participant by the Company or a Subsidiary.

(e)“Change in Control” means the occurrence of one of the following events:
(i)if any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto), other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office (who either were directors at the beginning of the period or whose election was previously so approved), cease for any reason to constitute a majority of the Board; or
(iii)the stockholders of the Company approve and subsequently consummate a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or the entity surviving any merger with the Company), or a direct or indirect parent corporation of the Company (or the entity surviving any merger with the Company), outstanding immediately after such merger or consolidation, or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or
(iv)the stockholders of the Company approve and effectuate a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, other than a sale to an Exempt Person, in a series of one or more transactions.
Notwithstanding the foregoing, with respect to any Awards granted hereunder that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a transaction or series of related transactions shall not constitute a Change in Control hereunder unless it or they also constitute a “change in control” within the meaning of Section 409A of the Code.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and successor provisions and regulations thereto.
(g)“Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, as further described in Section 3.
(h)“Common Stock” means the Company’s common stock, par value $0.001 per share, and any other stock or other securities into which such common stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
(i)“Competition” is deemed to occur if a person, whose employment with the Company and its Subsidiaries has terminated, obtains a position as a full-time or part-time employee of, member of the board of directors (or its equivalent) of, or consultant or advisor with or to, or acquires an ownership interest in excess of 2% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any of its Subsidiaries with which the person was involved in a management role at any time during his or her last five years of employment or service with the Company or any of its Subsidiaries.
(j)“Disability” means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, a Participant’s incapacity shall not constitute a Disability hereunder unless it also constitutes a “disability” within the meaning of Section 409A of the Code.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(l)“Exempt Person” means (i) Company or any of its Subsidiaries, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.
(m)“Fair Market Value” of a Share means, as of the date in question, the officially-quoted closing selling price of the Common Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose NASDAQ) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when Shares received upon exercise of a stock option are immediately sold in the open market, the net sales price received may be used to determine the Fair Market Value of any Shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
(n)“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(o)“Incentive Stock Option” means a stock option conforming to the requirements of Section 422 of the Code and any successor thereto.
(p)“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.
(q)“Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.
(r)“Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.
(s)“Participant” means any individual to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.
(t)“Performance Goals” means one or more goals established by the Committee as a contingency for an Award to vest and become exercisable or distributable.
(u)“Restricted Stock Unit” means an Award granted pursuant to Section 9 that is a unit of measurement equivalent to one Share, but with none of the attendant rights of a holder of a Share unless and until a Share is ultimately distributed in payment of the obligation (other than the potential right to receive dividend equivalent amounts in accordance with Section 9).
(v)“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.
(w)“Share” means a share of Common Stock.
(x)“Stockholder Approval Date” means the date on which the Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements Section 422 of the Code and applicable requirements under the rules of NASDAQ or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of an inter-dealer quotation system.
(y)“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.
(a)The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to: (i) select persons to participate in the Plan, (ii) determine the form and substance of Awards made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of Awards made under the Plan, (v) interpret the Plan and Awards made thereunder, (vi) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States and (vii) adopt, amend or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.
(b)In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Participant in a manner consistent with the treatment of any other Participants. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a Non-Employee Director, unless administration of the Plan by Non-Employee Directors is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “independent director” under the rules of any national securities exchange or national securities exchange on which the Common Stock is then traded, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination will be valid despite such failure to qualify. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.
(c)The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.
Subject to adjustments as provided in Section 16, a maximum number of 1,950,000 Shares, plus any Shares that remain available for issuance under the 2012 Plan as of the date hereof, may be issued pursuant to the Plan (the “Share Reserve”). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.
If any Award under the Plan or the 2012 Plan expires, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further Awards under the Plan. If any Award under the Plan or the 2012 Plan is cash-settled for any reason, the number of such cash-settled Shares will again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares will not be added back to the Share Reserve: (a) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of a stock option under the Plan, (b) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligations with respect to any Award under the Plan, (c) Shares subject to a SAR under the Plan that are not issued in connection with its stock settlement on exercise thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the Plan.

5.	Participation.
(a)Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company or one of its Subsidiaries, as selected by the Committee. Nothing in the Plan or any Award made thereunder shall confer any right on a Participant to continue in the employ or service as a director or officer of, or in the performance of services for, the Company or any Subsidiary thereof or shall interfere in any way with the right of the Company or any Subsidiary thereof to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(b)Incentive Stock Options, Non-Qualified Stock Options, SARs alone or in tandem with stock options, restricted stock awards, performance awards or any combination thereof may be granted to such persons and with such number of underlying Shares as the Committee shall determine (such individuals to whom Awards are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.
(c)Notwithstanding anything to the contrary, the maximum aggregate grant date fair value of any Award(s) granted to any Non-Employee Director in any calendar year, together with all other cash compensation paid by the Company to such Non-Employee Director in any calendar year, will not exceed $300,000; for the avoidance of doubt, such limit only applies to Awards granted under the Plan and does not include Shares granted in lieu of all or any portion of such Non-Employee Director’s cash retainer fees nor any stock dividends payable in respect of outstanding Awards. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

6.	Minimum Vesting Requirement.
Notwithstanding anything to the contrary in the Plan, each Award Agreement will require that an Award be subject to a minimum vesting period of at least one (1) year commencing from the date of grant or, for any Participant who is a “non-employee director” (within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act), if earlier, the next annual meeting of the Board, so long as the period between such meetings is not less than fifty (50) weeks; provided, that (a) up to five percent (5%) of the Share Reserve may be granted pursuant to the Plan without being subject to the foregoing restrictions (the “Exception Limit”); and (b) any dividends or dividend equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restriction or such Exception Limit. The Exception Limit shall be subject to adjustment consistent with the adjustment provisions of Section 16 and the Share usage rules of Section 4. For the purpose of clarity, this Section 6 will not prevent the Committee from accelerating the vesting of any Award in accordance with any of the provisions set forth in the Plan upon the occurrence of a specific event, such as a termination of a grantee’s employment or service or a Change in Control or other corporate transaction.

7.	Incentive Stock Options, Non-Qualified Options and SARs.
The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-Qualified Stock Options or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). Notwithstanding anything to the contrary herein, the Committee may issue an aggregate number of Shares equal to the Share Reserve in respect of Incentive Stock Options under the Plan. The stock options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.
It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.
(a)Price. The price per Share deliverable upon the exercise of each stock option (the “exercise price”) shall be established by the Committee, and may not be less than 100% of the Fair Market Value of a Share as of the date of grant of the stock option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a Share as of the date of grant of the stock option, in each case, unless otherwise permitted by Section 422 of the Code or any successor thereto.
(b)Payment. Stock options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. A stock option shall not be considered to be exercised until payment of the exercise price and all applicable taxes required to be withheld in connection with such exercise. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the stock options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by the Company withholding from issuance a number of Shares issuable upon exercise of the stock options which, when multiplied by the Fair Market Value of a Share on the date of exercise, is equal to the aggregate exercise price payable with respect to the stock options so exercised or (v) by any combination of the foregoing.
In the event a grantee elects to pay the exercise price payable with respect to a stock option pursuant to clause (ii) above, (A) only a whole number of Share(s) (and not fractional Shares) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such Shares tendered in payment of the exercise price (and that such tendered Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the Shares must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (I) physical delivery of the certificate(s) for all such Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (II) direction to the grantee’s broker to transfer, by book entry, of such Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Shares, the difference, if any, between the aggregate exercise price payable with respect to the stock option being exercised and the Fair Market Value of the Shares tendered in payment (plus any applicable taxes) shall be paid in cash by the grantee. No grantee may tender Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the stock option being exercised (plus any applicable taxes).
In the event a grantee elects to pay the exercise price payable with respect to a stock option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment, and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of Shares at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the stock option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash by the grantee.
Notwithstanding anything to the contrary contained in the Plan, the Company is authorized to automatically, and without any action on the part of the grantee, withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a grantee, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving any Award.
(c)Terms of Stock Options. The term during which each stock option may be exercised shall be determined by the Committee, but shall not be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable after the expiration of five years from the date it is granted. All rights to purchase Shares pursuant to a stock option shall, unless sooner terminated, expire at the date designated in the Award Agreement by the Committee. The Committee shall determine the date on which each stock option shall become exercisable and may provide that a stock option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of a stock option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding stock option (including any dividend or voting rights).
(d)Termination; Forfeiture.
(i)Death or Disability. If a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the Participant’s stock options and SARs shall not expire or terminate until the earlier of the date that is one year after the Participant’s termination due to death or Disability and the expiration date of the stock options or SARs. Notwithstanding the foregoing, (1) if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-Qualified Stock Options under the Plan if required to be so treated under the Code; and (2) if the Disability giving rise to the termination of the employment is in the meaning of Section 22(e)(3) of the Code, or any successor thereto, Incentive Stock Options not exercised by such Participant within one year after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as non-Qualified Stock Options under the Plan if required to be so treated under the Code.
(ii)Retirement. If a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s stock options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of one year after the date of Retirement, but in no event after the expiration date of the stock options or SARs; provided that the Participant does not engage in Competition during such one-year period, unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant’s stock options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such stock options and SARs may become fully vested and exercisable in the discretion of the Committee.
(iii)Discharge for Cause. If a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s stock options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.
(iv)Other Termination. Unless otherwise determined by the Committee, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the Participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options or SARs; provided that the Participant does not engage in Competition during such 90-day period, unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.
(e)Change in Control. If there is a Change in Control and a Participant is terminated (without Cause or due to his or her death or Disability) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary, in each case, within twenty-four (24) months following such Change in Control, all of the Participant’s stock options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to 90 days after the date of termination, but in no event after the expiration date of the stock options or SARs.

8.	Stock Appreciation Rights.
The Committee shall have the authority to grant SARs under the Plan, either alone or to any optionee in tandem with stock options (either at the time of grant of the related stock option or thereafter by amendment to an outstanding stock option). SARs shall be subject to such terms and conditions as the Committee may specify. Unless otherwise specified by the Committee, Section 7(e) shall apply to SARs. The exercise price of an SAR may not be less than 100% of the Fair Market Value of a Share as of the date of the grant of the SAR. The term of a SAR may not exceed ten years.
No SAR may be exercised unless the Fair Market Value of a Share on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with stock options, any stock options to which the SARs correspond. Prior to the exercise of the SAR and delivery of any Shares represented thereby, a Participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).
SARs granted in tandem with stock options shall be exercisable only when, to the extent and on the conditions that any related stock option is exercisable. The exercise of a stock option shall result in an immediate forfeiture of any related SAR to the extent the stock option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related stock option to the extent the SAR is exercised.
Upon the exercise of an SAR, the Participant shall be entitled to a distribution in an amount equal to the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the exercise price of the SAR or, in the case of SARs granted in tandem with stock options, any stock option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, Shares having an aggregate Fair Market Value equal to such amount, or a combination thereof.
All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with stock options, any related stock option, so long as the Fair Market Value of a Share on that date exceeds the exercise price of the SAR or any related stock option, as applicable. An SAR granted in tandem with stock options shall expire at the same time as any related stock option expires and shall be transferable only when, and under the same conditions as, any related stock option is transferable.

9.	Restricted Stock and Restricted Stock Units.
The Committee may at any time and from time to time grant Shares of restricted stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it determines. Each grant of restricted stock or Restricted Stock Units shall specify the applicable restrictions on such award, the duration of such restrictions and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.
To the extent required by applicable law, the Participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction, the Participant shall have all of the rights of a holder of Common Stock, including but not limited to, the rights to receive dividends and to vote, provided, however, that notwithstanding anything to the contrary contained herein, any stock or other securities received as a distribution with respect to such Participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock and shall be delivered to the Participant, if at all, solely upon and to the extent such restrictions are satisfied.
At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one Share (“dividend equivalents”). Except as otherwise provided in the Award Agreement evidencing the Restricted Stock Unit grant, (A) dividend equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividend equivalents withheld at a rate and subject to such terms as determined by the Committee, and (B) dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having an aggregate Fair Market Value equal to the amount of such dividend equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such dividend equivalents. Upon vesting of any outstanding Restricted Stock Units (or such later time specified by the Committee), the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit and cash equal to any dividend equivalents credited with respect to each such Restricted Stock Unit in accordance with this Section 9 and the interest thereon or, at the discretion of the Committee, Shares having an aggregate Fair Market Value equal to such dividend equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, explicitly provide in the applicable Award Agreement for payment in cash or part cash and part Shares for vested Restricted Stock Units. If a cash payment is made in respect of a vested Restricted Stock Unit, the amount of such payment shall be equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vested. Notwithstanding anything to the contrary contained herein, in the event dividend equivalents are granted on an award of Restricted Stock Units, any such dividend equivalent shall be delivered to the Participant, if at all, solely upon and to the extent any vesting conditions applicable to the Restricted Stock Units to which such dividend equivalents relate are satisfied.
If there is a Change in Control and a Participant is terminated (without Cause or due to his or her death or Disability) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary, in each case, within twenty-four (24) months following such Change in Control, all of the Participant’s shares of restricted stock and/or Restricted Stock Units shall become fully vested upon such termination.

10.	Performance Awards.
(a)Grant of Performance Awards. Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. Subject to the provisions of this Section 10, the Committee shall have complete discretion in determining the size and composition of performance awards granted to a Participant and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a Share.
The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance objective, as described below, factor (e.g., return on equity) selected by the Committee.
Except as otherwise set forth in an Award Agreement, a Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement or Disability prior to the end of the performance cycle, the Participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.
If there is a Change in Control and a Participant is terminated (without Cause or due to his or her death or Disability) from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary, in each case, within twenty-four (24) months following such Change in Control, the Participant shall earn the greater of (i) the portion of the performance award that the Participant would have earned based on actual performance if the applicable performance cycle(s) had terminated as of the date of the Change in Control and performance achievement was measured at such time, and (ii) the portion of the performance award that the Participant would have earned based on deemed achievement of the applicable performance goals at target levels.
(b)Performance Goals.
(i)Establishment. Performance Goals may be based on one or more of factors. The Performance Goals with respect to a performance cycle shall be established in writing by the Committee. Each agreement with a Participant shall specify the number of performance awards to which it relates, the Performance Goals which must be satisfied in order for the performance awards to vest and the performance cycle within which such performance objectives must be satisfied.
(ii)Effect of Certain Events. At the time of the granting of a performance award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or non-recurring events.
(c)Vesting and Forfeiture. A participant shall become vested with respect to the performance awards to the extent that the Performance Goals set forth in the Award Agreement are satisfied for the performance cycle.
(d)Payment of Awards. Payment to Participants in respect of vested performance awards shall be made as soon as practicable after the last day of the performance cycle to which such performance award relates but in no event after the fifteenth day of the third month following the end of the taxable year of the Company in which the applicable Performance Goal is obtained. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.
(e)Non-Transferability. Until any restrictions upon the performance awards awarded to a Participant shall have lapsed, such performance awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee may also impose such other restrictions and conditions on the performance awards, if any, as it deems appropriate.

11.	Taxes.
(a)Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver Shares (or have the Company withhold Shares acquired upon exercise of a stock option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of a stock option or SAR or the delivery of restricted stock upon grant or vesting, or the settlement of Restricted Stock Units, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold Shares pursuant to this Section 11(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 7(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of stock options.
(b)Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 11(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

12.	Written Agreement.
Each employee to whom an Award is made under the Plan shall enter into an Award Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

13.	Transferability.
No stock option, SAR, performance award, restricted stock or Restricted Stock Unit granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or, with respect to such grants other than grants of Incentive Stock Options, to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. A stock option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the stock option or SAR by gift or qualified domestic relations order; by his or her executor or administrator the executor or administrator of the estate of any of the foregoing or any person to whom the stock option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of the Plan shall in any event continue to apply to any stock option, SAR, performance award, restricted stock or Restricted Stock Unit granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such stock option, SAR, performance award, restricted stock or Restricted Stock Unit shall be bound by all provisions of the Plan as and to the same extent as the applicable original grantee.

14.	Listing, Registration and Qualification.
If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any stock option, SAR, performance award, restricted stock or Restricted Stock Unit grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such stock option or SAR may be exercised in whole or in part, no such performance award or Restricted Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.	Transfer of Employee.
The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

16.	Adjustments.
(a)In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, extraordinary cash dividend or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of stock options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding stock options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.
(b)In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, unless otherwise set forth in a Participant’s Award Agreement or any other written agreement between the Company or any of its Subsidiaries and a Participant, or the terms of the agreement governing the applicable event, all of the Company’s obligations regarding stock options, SARs, performance awards and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash) equal to the intrinsic value of such award (with the intrinsic value of each award determined based on the value of the consideration received by holders of Shares in connection with such event, less, in the case of stock options and SARs, the exercise price that would have been payable therefor), including, for the avoidance of doubt, any unvested portion. For purposes of determining the intrinsic value of a performance award, a Participant shall earn the greater of (i) the portion of the performance award that the Participant would have earned based on actual performance if the applicable performance cycle(s) had terminated as of the date of the event and performance achievement was measured at such time, and (ii) the portion of the performance award that the Participant would have earned based on deemed achievement of the applicable performance goals at target levels. For the avoidance of doubt, the Committee may, in its discretion, if the amount that would have been payable to the stock option or SAR holders pursuant to such event if their stock options or SARs had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such stock options and SARs for no consideration or payment of any kind.
(c)Determinations made by the Committee under this Section 16 need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.

17.	Amendment and Termination of the Plan.
The Board or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of any exchange on which the Common Stock is then listed.

18.	Amendment or Substitution of Awards under the Plan.
The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Sections 14 and 16, no such amendment shall adversely affect in a material manner any right of a Participant under the award without his or her written consent. Notwithstanding the foregoing, an outstanding SAR or stock option may not be modified to reduce the exercise price thereof, a new SAR or stock option may not, at a lower price, be substituted for a surrendered SAR or stock option, and an outstanding SAR or stock option for which the exercise price is higher than the Fair Market Value of such award may not be cancelled for cash or another award (other than adjustments or substitutions in accordance with Section 16), in each case, unless such action is approved by the stockholders of the Company.

19.	Commencement Date; Termination Date.
The Plan was adopted by the Board on April 5th, 2019 and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of the Plan by the Board, and (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of stock options or other incentives theretofore granted under the Plan.

20.	Severability.
Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

21.	Clawback.
Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

22.	Section 409A.
The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless any applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s separation of service (within the meaning of Section 409A) shall instead be paid on the first payroll date after the six-month period following the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding anything to the contrary contained herein, the Board may (but shall not be required to) amend the Plan and/or any award without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award Agreement with respect to an award or shares underlying such award. The Company and its Subsidiaries and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

23.	Governing Law.
Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
* * *

0

DEL FRISCO'S RESTAURANT GROUP, INC.

COMMON STOCK

Proxy for Annual Meeting of Stockholders on May 30, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Norman J. Abdallah, Neil H. Thomson, and William J. Wilson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Del Frisco's Restaurant Group, Inc., to be held on Thursday, May 30, 2019, at 9:00 a.m., local time, at the Del Frisco's Double Eagle located at 2323 Olive St., Dallas, TX 75201, and at any adjournments or postponements thereof, as stated on the reverse side. If you sign and return this proxy but no direction is made, this proxy will be voted FOR THE NOMINEE in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

DEL FRISCO'S RESTAURANT GROUP, INC.

COMMON STOCK

May 30, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The Proxy Statement and accompanying Annual Report to Stockholders are available at investor.dfrg.com/financial-information/annual-reports

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20030303000000000000 0 053019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:
Ian R. Carter

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

This proxy when properly executed will be voted as directed herein by the undersigned stockholder and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If no direction is made, this proxy will be voted FOR THE NOMINEE in Proposal 1, and FOR Proposals 2, 3, and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

DEL FRISCO'S RESTAURANT GROUP, INC.

COMMON STOCK

May 30, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20030303000000000000 0 053019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

☐ FOR THE NOMINEE — Ian R. Carter

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

This proxy when properly executed will be voted as directed herein by the undersigned stockholder and in the discretion of the named proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If no direction is made, this proxy will be voted FOR THE NOMINEE in Proposal 1, and FOR Proposals 2, 3, and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.